UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[x]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a 12
LIVEPERSON, INC.
___________________________________________
(Name of Registrant as Specified In Its Charter)
____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _______________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.: _______________________________________________________________________________________

(3)	Filing Party: _______________________________________________________________________________________

(4)	Date Filed: _______________________________________________________________________________________

April 30, 2019
Dear LivePerson Stockholders:
On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on June 6, 2019 at 10:00 a.m. (Eastern Daylight time) at the offices of LivePerson, Inc. at 475 Tenth Avenue, 5th Floor, New York, NY 10018, Tel (212) 609-4200.
The purposes of this meeting are:

•	Item 1: to elect two Class I directors to serve until the Company’s 2022 Annual Meeting of Stockholders, or until such directors’ successors shall have been duly elected and qualified;

•	Item 2: to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2019;

•	Item 3: the advisory approval of the compensation of the Company's named executive officers;
•Item 4: to approve the 2019 Stock Incentive Plan;

•	Item 5: to approve the 2019 Employee Stock Purchase Plan;

•	Item 6: to approve an amendment to the Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000; and

•	to act upon such other business as may properly come before the Annual Meeting.

You will find attached a Notice of Annual Meeting of Stockholders and a Proxy Statement that contain more information about the matters to be considered at the Annual Meeting. Please give all of this information your careful attention. The Board of Directors recommends a vote FOR the director nominees pursuant to Item 1 in the Notice, and a vote FOR each of the proposals listed as Item 2, Item 3, Item 4, Item 5 and Item 6.
You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please sign, date and return your Proxy Card as soon as possible so that your shares can be represented and voted in accordance with your instructions. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.
The Proxy Statement and the enclosed Proxy Card are first being mailed on or about May 1, 2019 to stockholders entitled to vote. Our 2018 Annual Report to Stockholders is being mailed with the Proxy Statement.
We look forward to seeing you at the Annual Meeting.
Sincerely,

Robert P. LoCascio
Chairman of the Board and
Chief Executive Officer

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
LIVEPERSON, INC.
475 Tenth Avenue, 5th Floor
New York, New York 10018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
AT 10:00 A.M. ON JUNE 6, 2019
TO THE STOCKHOLDERS OF LIVEPERSON, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of LivePerson, Inc., a Delaware corporation (the “Company”), will be held on June 6, 2019 at 10:00 a.m. (Eastern Daylight time) at the offices of LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, NY 10018, Tel (212) 609-4200, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	Election of two Class I directors to serve until the Company’s 2022 Annual Meeting of Stockholders, or until such directors’ successors shall have been duly elected and qualified;

(2)	Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal year 2019;

(3)	Advisory approval of the executive compensation of the Company’s named executive officers;

(4)	Approval of the 2019 Stock Incentive Plan;

(5)	Approval of the 2019 Employee Stock Purchase Plan;

(6)	Approval of an amendment to the Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000; and

(7)	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 22, 2019 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of 10 days prior to the Annual Meeting during regular business hours at the offices of the Company listed above.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. If you are a stockholder who holds shares through a member of the Tel Aviv Stock Exchange (“TASE”), you may vote by sending a signed Proxy Card along with an ownership certificate in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.
By Order of the Board of Directors

Robert P. LoCascio
Chairman of the Board and
Chief Executive Officer
New York, New York
April 30, 2019

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE YOUR SHARES ON THE INTERNET.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
LIVEPERSON, INC.
475 Tenth Avenue, 5th Floor
New York, New York 10018
___________________________________
PROXY STATEMENT
____________________________________
General
This Proxy Statement is furnished to the stockholders of record of LivePerson, Inc., a Delaware corporation (“LivePerson” or the “Company”), as of the record date, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 6, 2019 (the “Annual Meeting”), and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. (Eastern Daylight time) at the offices of LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, NY 10018, Tel (212) 609-4200. This Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting of Stockholders are first being mailed on or about May 1, 2019 to all stockholders entitled to vote at the Annual Meeting and at any adjournments or postponements thereof.
Voting
The specific matters to be considered and acted upon at the Annual Meeting are:

(1)	the election of two Class I directors to serve until the Company’s 2022 Annual Meeting of Stockholders, or until such directors’ successors shall have been duly elected and qualified;

(2)	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2019;

(3)	advisory approval of the compensation of the Company’s named executive officers;

(4)	to approve the 2019 Stock Incentive Plan;

(5)	to approve the 2019 Employee Stock Purchase Plan;

(6)	to approve the amendment of the Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000; and

(7)	action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These matters are described in more detail in this Proxy Statement.
On the record date (April 22, 2019) for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof,                  shares of the Company’s common stock, par value $0.001 per share, were outstanding. No shares of the Company’s preferred stock, par value $0.001 per share, were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date. Stockholders may not cumulate votes in the election of directors.

Except as provided below with respect to stockholders who hold shares through a member of the Tel Aviv Stock Exchange ("TASE") and intend to vote their shares, there are three ways a stockholder of record can vote:
By Internet: You may vote over the Internet at www.voteproxy.com by following the instructions on the proxy card.
By Mail: You may complete, sign and mail the accompanying proxy card in the postage-paid envelope provided.
In Person: If you are a stockholder as of the record date, you may vote in person at the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.
Stockholders who hold shares through a member of the TASE and intend to vote their shares, must deliver to the Company’s Israeli counsel, Yigal Arnon & Co., c/o Noa Slavin, 1 Azieli Center, Tel-Aviv, Israel, 6702101 (email: noas@arnon.co.il) an ownership certificate confirming their ownership of the Company’s common stock on the record date. Such certificate must be issued by a member of the TASE, as required by the Israeli Companies Regulations (Proof of Ownership of Shares for Voting at General Meeting) 2000, as amended. Each such stockholder is entitled to receive the ownership certificate at the branch of the TASE member or by mail to his address (in consideration of mailing fees only), if the stockholder so requests. Such a request should be made promptly upon receipt of this Proxy Statement and should be made for a particular securities account. Stockholders who wish to vote are obliged to complete, sign, date and return the Proxy Card in accordance with the instructions indicated thereon along with their ownership certificate to the address of Company’s Israeli counsel indicated above no later than 5:00 p.m. (Israel time) on Tuesday, June 4, 2019.
The form of proxy card for stockholders who hold shares through a member of the TASE is available on the websites: http://www.magna.isa.gov.il and http://maya.tase.co.il.
The stock transfer books of the Company will remain open at the offices of the Company (475 Tenth Avenue, 5th Floor, New York, New York 10018) between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company listed above.
The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
With regards to Proposal 1, if a quorum is present, the nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as the Class I directors. Only votes FOR or WITHHELD count. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of the Class I directors. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of the directors. Otherwise, your shares will not be voted. Stockholders may not cumulate votes in the election of the directors.

With regards to Proposals 2, 3, 4 and 5, the proposals shall be approved by the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting. Abstentions are counted for the purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted either in favor of or against any of the proposals and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

With regards to Proposal 6, the affirmative vote of the holders of at least a majority of the shares of LivePerson Common Stock issued and outstanding as of the record date and entitled to vote thereon is required to approve this proposal. Abstentions therefore will have the effect of votes “against” the proposal in this context. If the proposed amendment is approved, it will become effective upon the filing of a Certificate of Amendment to our Fourth Amended Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would expect to file promptly following the Annual Meeting.
Under the General Corporation Law of the State of Delaware, stockholders are not entitled to rights of appraisal or similar remedies with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders who dissent with any such right.
Proxies
If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you are a stockholder of record of shares of our common stock and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board, who are officers of our Company, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company’s principal executive offices at 475 Tenth Avenue, 5th Floor, New York, New York 10018, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Stockholders who hold shares through a member of the TASE and wish to revoke or change their Proxy Card, must file a notice of revocation or another signed Proxy Card with the Company's Israeli counsel no later than 5:00 p.m. (Israel time) on Tuesday, June 4, 2019.
Shares Held by Brokers
If you hold your shares through a broker and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2019 will be treated as a routine matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum.
On the other hand, your broker is not entitled to vote shares held for a beneficial holder on certain non-routine items, such as the election of directors, the approval of the 2019 Stock Incentive Plan, the approval of the 2019 Employee Stock Purchase Plan, the amendment of the Fourth Amended and Restated Certificate of Incorporation or the advisory vote on executive compensation, absent instructions from the beneficial holders of such shares. Your broker is no longer permitted to vote on your behalf on non-routine items, such as the approval of equity compensation plans, the amendment of charters and the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you on how to vote your shares on the Internet. For your vote to be counted in connection with such non-routine items, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.
Stockholders who hold their stock through a member of the TASE and intend to vote their shares are obliged to return a complete signed and dated Proxy Card along with a certificate of ownership to the offices of Israeli counsel to the Company, Yigal Arnon & Co., c/o Noa Slavin, 1 Azieli Center, Tel-Aviv, Israel, 6702101 (email: noas@arnon.co.il), no later than 5:00 p.m. (Israel time) on Tuesday, June 4, 2019.
Solicitation
The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation in person, or by telephone, e-mail or other means, by directors, officers or employees of the Company, without additional compensation. Except as described above, the Company does not presently intend to solicit proxies other than by mail.
Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 6, 2019:
Our proxy materials, including our Proxy Statement, 2018 Annual Report on Form 10-K and proxy card, are available on the Internet and may be viewed and printed, free of charge, at http://shareholdermaterial.com/LPSN.
Deadline for Receipt of Stockholder Proposals
In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2020 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company at its principal executive offices in New York, New York, on or before January 2, 2020. In addition, under the Company’s current Amended and Restated Bylaws, any proposal for consideration at the 2020 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on February 7, 2020 and the close of business on March 8, 2020 and is otherwise in compliance with the requirements set forth in the Company’s current Amended and Restated Bylaws. The proxy solicited by the Board of Directors for the 2020 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

Your Participation in Voting the Shares You Own Is Important
Voting your shares is important to ensure that you have a say in the governance of the Company and to fulfill the objectives of the plurality voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.
Stockholders with the Same Last Name and Address
The Securities and Exchange Commission, or the SEC, has adopted rules that permit companies to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Annual Report and Proxy Statement, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and saves natural resources.
If you received a household mailing this year and you would like to have additional copies mailed to you, please submit your request in writing to Monica L. Greenberg, Executive Vice President, Corporate Development, Strategic Alliances and General Counsel, at the Company’s principal executive offices located at 475 Tenth Avenue, 5th Floor, New York, New York 10018 or by calling (212) 609-4200. Similarly, you may also contact Ms. Greenberg if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Annual Report
The Company filed an Annual Report on Form 10-K with the SEC on February 25, 2019 relating to the fiscal year ended December 31, 2018 (the “2018 Fiscal Year”). A copy of this report is also available through http://magna.isa.gov.il and http://maya.tase.co.il. Stockholders may also obtain a copy of this report, without charge, by writing to Monica L. Greenberg, Executive Vice President, Corporate Development, Strategic Alliances and General Counsel, at the Company’s principal executive offices located at 475 Tenth Avenue, 5th Floor, New York, New York 10018.

A copy of the Annual Report of the Company for the 2018 Fiscal Year is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.
Other Matters
The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.
More Information Is Available
If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department at http://www.liveperson.com/company/ir.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE - ELECTION OF THE CLASS I DIRECTORS
General
The Company’s Fourth Amended and Restated Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one third of the total number of directors. At the annual meeting of stockholders in the year in which the term of a class of directors expires, director nominees in such class will stand for election to three-year terms. With respect to each class, a director’s term will be subject to the election and qualification of such director’s successor, or the earlier death, resignation or removal of such director.
As of the date of this Proxy Statement, the Board consists of six persons, as follows:

Class I (current term ends at the Annual Meeting)	Class II (current term ends at the 2020 Annual Meeting)	Class III (current term ends at the 2021 Annual Meeting)
Jill Layfield	Peter Block	Kevin C. Lavan
William G. Wesemann	Fred Mossler	Robert P. LoCascio

The term of office for Ms. Layfield and Mr. Wesemann expires at the Annual Meeting. The Nominating and Corporate Governance Committee has selected Ms. Layfield and Mr. Wesemann, current Class I directors who will still be serving at the time of the Annual Meeting, as the nominees for the Class I directors whose term of office will expire at the 2022 Annual Meeting of Stockholders.
Ms. Layfield and Mr. Wesemann have each agreed to be named as a nominee and to continue to serve as a director, if elected, and management has no reason to believe that they will be unavailable to serve. If either Ms. Layfield or Mr. Wesemann is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Ms. Layfield and Mr. Wesemann. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.
Required Vote
The Class I directors shall be elected by the affirmative vote of a plurality of the shares of the common stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote and will not be voted for directors.
Nominees for Term Ending at the Annual Meeting (Class I)
Jill Layfield, 44, has been a director since November 2016. Since July 2016, Ms. Layfield has been co-founder and Chief Executive Officer of Tamara Mellon, a luxury footwear company. Since November 2004, Ms. Layfield served in various roles at Backcountry.com, including as President and Chief Executive Officer from January 2011 to December 2015. In addition, from January 2015 through December 2018, Ms. Layfield sat on the board of directors of Camber Outdoors, and from April 2016 through April 2018, Ms. Layfield sat on the board of directors of SmartPak Equine. Ms. Layfield received a B.A. degree in Communications - Journalism from Santa Clara University. Ms. Layfield is recognized as an innovator and industry expert in combining organizational change and advanced technologies to retool customer care for the digital, mobile era. The Company believes that Ms. Layfield's deep experience in the retail sector and unique expertise transforming customer experience and forging meaningful, high-quality connections between brands and consumers, qualify and enable her to make a significant and valuable contribution as a director of the Company.
William G. Wesemann, 62, has been a director since November 2004. Since October 2002, Mr. Wesemann has been an independent consultant. In addition, since January 1, 2015, Mr. Wesemann has served on the Board of Directors of Mylo Development LLC, a startup focused on a consumer application for people who take a lot of pictures. Between January 2001 and October 2002, Mr. Wesemann was Chief Executive Officer of NextPage, Inc., a provider of document management systems. Between August 2000 and January 2001, Mr. Wesemann was Chief Executive Officer of netLens Inc., which was acquired by NextPage and offered a peer-to-peer platform for creating distributed applications. Between May 1996 and May 2000, Mr. Wesemann was Vice President of Sales of Genesys Telecommunications Laboratories, Inc., a leader in computer-telephony integration. Mr. Wesemann received a B.A. from Glassboro State College (now called Rowan University). The Company believes that Mr. Wesemann’s business expertise and technology industry background, including his experience serving in chief executive and sales leadership roles at successful technology companies, qualify and enable him to make a significant and valuable contribution as a director of the Company.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MS. LAYFIELD AND MR. WESEMANN.
Continuing Directors for Term Ending upon the 2020 Annual Meeting of Stockholders (Class II)
Peter Block, 79, has been a director since July 2010. Since 1997, Mr. Block has been President of Peter Block Inc., a management consulting group, and a partner in Designed Learning, a training company that offers workshops designed by Mr. Block to build organizational development skills. Mr. Block is also a best-selling author of several books about organizational dynamics, community and accountability. Mr. Block is the recipient of the Organization Development Network’s 2008 Lifetime Achievement Award. Among other national awards, he also received the American Society for Training and Development Award for Distinguished Contributions, the Association for Quality and Participation President’s Award, and he was entered into Training Magazine’s HRD Hall of Fame. Mr. Block holds a B.S. degree in Industrial Administration from the University of Kansas and an M.S. degree in Industrial Administration from Yale University. The Company believes that Mr. Block’s expertise in management consulting and organizational development principles qualify and enable him to make a significant and valuable contribution as a director of the Company.
Fred Mossler, 52, has been a director since May 2017. Since June 2016, Mr. Mossler has been an independent consultant. From August 1999 to June 2016, Mr. Mossler worked in various senior leadership positions at Zappos, including Senior Vice President of Merchandising and helped Zappos grow into a company with more than $1 billion in gross merchandise sales before it was bought by Amazon in 2009. From September 1991 to August 1999, Mr. Mossler worked in various positions at Nordstrom. In addition to Mr. Mossler’s career in e-commerce and retail, he assisted with the launch and building of, and currently serves on the Board of, Downtown Project, a company dedicated to helping revitalize part of downtown Las Vegas through investment in small businesses; tech startups; real estate; and arts, culture, and education. Mr. Mossler founded Honus Capital LLC, a hands-on investment fund for Las Vegas-area entrepreneurs. He also co-founded the popular Mexican restaurant chain Nacho Daddy. Mr. Mossler graduated from Southern Oregon University with a B.S. in Business. The Company believes that Mr. Mossler’s deep operational experience, as well as his expertise in customer care and consumer experience, qualify and enable him to make significant and valuable contribution as a director of the Company.
Continuing Directors for Term Ending upon the 2021 Annual Meeting of Stockholders (Class III)
Kevin C. Lavan, 66, has been a director since January 2000. Since February 2016, Mr. Lavan has been the CFO of Autoclear LLC, a designer, builder and distributor of security systems.  From January 2015 through February 2016, Mr. Lavan was an independent consultant to the media and entertainment industries. Between April 2010 and December 2014, Mr. Lavan was a Senior Vice President, Worldwide Controller of IMG, an international and diversified sports, entertainment and media company. From July 2008 to April 2010, Mr. Lavan was Chief Financial Officer of Paradysz Matera Company, Inc., a direct marketing and digital marketing agency. From August 2007 until July 2008, Mr. Lavan was an independent consultant. From November 2004 until August 2007, Mr. Lavan served advertising agencies affiliated with MDC Partners, Inc. in various capacities. Between October 2000 and November 2004, Mr. Lavan served as an independent consultant to marketing services organizations. In addition, between January 2001 and September 2002, Mr. Lavan was President and Chief Operating Officer of NowMarketing, Inc., formerly known as Elbit VFlash, Inc. From March 1999 until October 2000, Mr. Lavan was an Executive Vice President of Wunderman, the direct marketing and customer relationship marketing division of Young & Rubicam Inc. From February 1997 to March 1999, Mr. Lavan was Senior Vice President of Finance at Young & Rubicam. From 1984 to February 1997, Mr. Lavan held various positions at Viacom Inc., including Controller, and Chief Financial Officer for Viacom’s subsidiary, MTV Networks. Mr. Lavan is a Certified Public Accountant. Mr. Lavan received a B.S. from Manhattan College. The Company believes that Mr. Lavan’s financial and business expertise, and his industry knowledge, including his background serving in financial and operational roles at several leading advertising and marketing organizations, qualify and enable him to make a significant and valuable contribution as a director of the Company.
Robert P. LoCascio, 50, has been our Chief Executive Officer and Chairman of our Board of Directors since our inception in November 1995. In addition, Mr. LoCascio was our President from November 1995 until January 2001. Mr. LoCascio founded our Company as Sybarite Interactive Inc., which developed a community-based web software platform known as TOWN. Before founding Sybarite Interactive, through November 1995, Mr. LoCascio was the founder and Chief Executive Officer of Sybarite

Media Inc. (known as Ikon), a developer of interactive public kiosks that integrated interactive video features with advertising and commerce capabilities. Mr. LoCascio was named a New York City Ernst & Young Entrepreneur of the Year finalist in 2001 and 2008. Mr. LoCascio is the winner of the 2015 Smart CEO Circle of Excellence Award.  Mr. LoCascio received a B.B.A. from Loyola College. In addition to his service as the Company’s Chief Executive Officer, the Company believes that Mr. LoCascio’s business and technology industry experience, vision for innovation, and deep institutional knowledge of the Company, qualify and enable him to make a significant and valuable contribution as a director of the Company.
Corporate Governance
We are committed to strong corporate governance and have adopted policies and practices in furtherance of such objective. These policies and practices include:

•	All of the members of the Board other than Mr. LoCascio are “independent” under the Nasdaq rules.

•	All members of our Audit Committee are independent under the Nasdaq rules and the rules and regulations of the SEC.

•	All members of our Compensation Committee and Nominating and Corporate Governance Committee are independent under the Nasdaq rules.

•
The Board has adopted a Code of Conduct applicable to all of our employees, including our executive officers, as well as a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Conduct and Code of Ethics can be found at www.liveperson.com/company/ir/corporate-governance.

•
On April , 2019, the Board adopted amended charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The amended charters can be found at www.liveperson.com/company/ir/corporate-governance.

•
The Board has adopted a policy regarding conflicts of interest and “related party transactions” under which all potential conflicts of interest and related party transactions must be reviewed and pre-approved by the Audit Committee.

•	An annual risk assessment of the Company’s compensation policies is conducted by the Board and the Compensation Committee.

Director Independence

The Board has determined that Messrs. Block, Lavan, Mossler, and Wesemann, and Ms. Layfield are “independent” under the Nasdaq listing requirements and the applicable rules and regulations of the SEC. As part of the Board’s process in making such determination, each such director provided confirmation that (a) the objective criteria for independence pursuant to the Nasdaq rules are satisfied and (b) each such director has no other relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. LoCascio, our Chief Executive Officer and Chairman of the Board, is an employee and therefore not “independent.”
Board Meetings
The Board of Directors held four meetings during the 2018 Fiscal Year. During the 2018 Fiscal Year, each director attended or participated in each of the meetings of the Board of Directors and meetings of the committees of the Board on which such director served that were held in the 2018 Fiscal Year.
Directors who are not members of the Company’s management meet at regularly scheduled executive sessions without members of management present. The Board holds at least two executive sessions each year. In the 2018 Fiscal Year, the Board held four executive sessions.
While the Company has not adopted a formal policy with regard to attendance by members of the Board of Directors at annual stockholder meetings, all members of the Board are invited to attend the Company’s annual meeting of stockholders. At the 2018 Annual Meeting, two of our directors attended.
Board Committees
The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee.

The Board committees are currently composed of the following members:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Kevin C. Lavan (Chair)	Peter Block	Kevin C. Lavan	Peter Block
Jill Layfield	Kevin C. Lavan	Jill Layfield	Kevin C. Lavan
William G. Wesemann	Jill Layfield (Chair)	Fred Mossler	Robert LoCascio
	Fred Mossler	William G. Wesemann (Chair)	William G. Wesemann
William G. Wesemann

Audit Committee
The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates, oversees whistle-blower procedures and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The charter of the Audit Committee is available at www.liveperson.com/company/ir/ corporate-governance. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Audit Committee held four meetings during the 2018 Fiscal Year.
The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is the Audit Committee’s “audit committee financial expert” as defined by the SEC.
Compensation Committee
The Compensation Committee’s primary responsibility is to review and approve the compensation to be paid or provided to the Company’s executive officers and to assure that such compensation is in line with the Company’s strategy, sound corporate governance principles and stockholder interests. The Compensation Committee also oversees the Company’s compensation, equity and employee benefit plans and programs and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The charter of the Compensation Committee is available at www.liveperson.com/company/ir/corporate-governance. The Chief Executive Officer and the Human Resources Department present compensation and benefit proposals to the Compensation Committee for the Committee’s consideration and approval. Each member of the Compensation Committee is independent, as independence is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b‑3 under the Exchange Act. The Compensation Committee deliberated as needed during regularly scheduled board meetings during the 2018 Fiscal Year.
The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities. The Company from time to time engages the services of a compensation consultant to provide market and peer compensation data to the Company.  The Compensation Committee annually reviews this market and peer compensation data, as well as data sourced from Radford, a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry, and compensation data made publicly available by peer group companies.  In 2018, the Company retained the continued services of an independent compensation consultant, the Centurion Group.  The Centurion Group provided advice related to the Company's 401(k) plan as our financial adviser of record. In 2018, the Company also engaged Exequity to consult on compensation and peer group benchmarking.

Exequity is an independent compensation advisory firm specializing in executive compensation design and corporate governance consultation.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying individuals qualified to become Board members, recommending to our Board the persons to be nominated for election as directors and to each of the Board’s committees, reviewing and making recommendations to the Board with respect to Board and management succession planning, developing and recommending to the Board corporate governance principles and policies, reviewing stockholder proposals and overseeing evaluation of the Board and each committee thereof, as needed. The charter of the Nominating and Corporate Governance Committee is available at http://www.liveperson.com/company/ir/corporate-governance. The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under “Director Nomination Process.” Each member of the Nominating and Corporate Governance Committee is independent, as defined under the rules of Nasdaq. The Nominating and Corporate Governance Committee deliberated as needed during regularly scheduled board meetings during the 2018 Fiscal Year.
Executive Committee
The Executive Committee serves as a standing administrative committee of our Board of Directors authorized to facilitate the consideration and discussion of certain high-level business and strategic matters between the Board of Directors and senior management and to act, on behalf of the Board of Directors, on such matters. Messrs. Block, Lavan and Wesemann are independent, as defined under the rules of Nasdaq. The Executive Committee deliberated as needed during regularly scheduled board meetings during the 2018 Fiscal Year.
Director Nomination Process
The processes established by our Nominating and Corporate Governance Committee Charter to identify and evaluate director candidates include requests to Board members and others for recommendations, evaluation of biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board, all on an as needed basis from time to time.
In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria attached to the Nominating and Corporate Governance Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Specific weighting is not assigned to any of the criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. The Nominating and Corporate Governance Committee has, on certain occasions, retained a third party executive search firm to identify or assist in the evaluation of candidates.
The Nominating and Corporate Governance Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for membership on the Company’s Board of Directors. However, in carrying out this responsibility, the Nominating and Corporate Governance Committee values differences in professional experience, educational background, viewpoint and other individual qualities and attributes that facilitate and enhance the oversight by the Board of Directors of the business and affairs of the Company.
The Nominating and Corporate Governance Committee will also consider as potential nominees for our Board persons recommended by stockholders. Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to Monica L. Greenberg, LivePerson’s Corporate Secretary, pursuant to the procedures set forth below under “Communicating with the Board of Directors” and subject to the deadline set forth above under “Deadline for Receipt of Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and LivePerson’s Second Amended and Restated Bylaws, as amended. Our current Bylaws can be accessed at www.liveperson.com/company/ir/corporate-governance.
Once the Nominating and Corporate Governance Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Corporate Governance Committee will make its initial determination on its own knowledge of the candidate, information provided as part of the candidate’s nomination or any supplemental inquiries to the person recommending the candidate or others. The initial determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.
If the Nominating and Corporate Governance Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating and Corporate Governance Committee then will evaluate the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of Nasdaq and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s skills and experience, the diversity of the nominee’s skills and experience in areas that are relevant to the Company’s businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee will determine whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating and Corporate Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee follow the same process and use the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.
Communicating with the Board of Directors
In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, New York 10018, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.
Codes of Conduct and Corporate Governance Documents
The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance as well as various rules promulgated by the SEC and Nasdaq. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.
The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the Company’s Chief Executive Officer and executives who are deemed to be Senior Financial Officers of the Company. Both codes of conduct can be accessed at www.liveperson.com/company/ir/corporate-governance, as well as any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers.
On April , 2019, the Board adopted amended charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
Copies may also be obtained at no charge by writing to LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, New York 10018, Attention: Investor Relations. Copies of the charters of our Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as copies of LivePerson’s current Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws can also be accessed at http:// www.liveperson.com/company/ir/corporate-governance.
Board Leadership Structure and Role in Risk Oversight
Board Leadership Structure. The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer of the Company. Both positions are held by Mr. LoCascio. The Board does not have a lead director. The Board believes that this structure has historically served the Company well and continues to do so, by facilitating communication between the Board and senior management of the Company as well as Board oversight of the Company’s business and affairs.
Role of the Board in Risk Oversight. The Board of Directors provides oversight of the Company’s management of risk. Senior management has responsibility for the management of risk and reports to the Board as needed with respect to its ongoing enterprise risk management efforts. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risks related to the Company’s financial statements, internal controls, disclosure controls and related processes. As discussed in more detail below, the Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to the Company’s compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to the Company’s corporate governance practices. Each committee reports as needed to the full Board with respect to such committee’s particular risk oversight responsibilities.
Risk Assessment of Compensation Policies. The Compensation Committee, with the assistance of management, included a risk assessment in its overall review of the Company’s compensation policies and practices in the 2018 Fiscal Year and concluded that they did not, and do not, motivate imprudent risk taking. As further discussed below in Proposal Three (Advisory Approval of the Compensation of the Company's Named Executive Officers) as it relates to the Company’s executive compensation program, the Compensation Committee noted that:

•	the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards Company goals;

•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

•	the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value; and

•	the Company’s compensation programs are appropriately balanced between cash and equity, and the equity component does not promote unnecessary risk taking.
Based on this assessment, the Compensation Committee and the Board concluded that the Company has a balanced pay and performance program that is consistent with the Company’s business model and long-term goals, and does not promote excessive risk taking.
Environmental, Social and Governance
At LivePerson, our mission is to make life easier by transforming how people communicate with brands. Our technology enables consumers to connect with businesses through messaging conversations. These messaging conversations harness human agents, bots and Artificial Intelligence (AI) to power convenient, personalized and content-rich journeys across the entire consumer lifecycle, from discovery and research, to sales, service and support, and even marketing and brick and mortar engagements.
We also believe that we have a responsibility towards the communities and the environment in which we operate, and we believe that operating our company in an environmentally and socially responsible manner will help drive the long-term growth of our business. Our social and environmental initiatives are an integral part of how we operate and are intended to foster a culture where our employees are proud of the company for which they work. We attempt to fulfill our social and environmental responsibilities in many ways, including by adhering to the beliefs set forth below.
The Company recognizes the rapid growth of AI, and its susceptibility to incorporating the personal and unconscious biases of its creators. We founded and sponsor an initiative, EqualAI, that will shine a light on this important issue, and work towards a new set of best practices to raise the bar across the AI field. EqualAI is focused on correcting and preventing gender bias in the development of artificial intelligence. Together with leaders across business, technology, and academia, we are developing guidelines and tools to ensure equal representation in the creation of AI. More information is available at www.EqualAI.org.
The Chief Executive Officer of LivePerson founded Feeding NYC, an annual program of The Dream Big Foundation, a 501(c)(3) organization, shortly after September 11, 2001 in order to provide Thanksgiving meals to needy New Yorkers. Feeding NYC started off in Thanksgiving week in 2001, with a dozen volunteers from LivePerson who assembled a Thanksgiving-meal-in-a-box (a frozen turkey and all of the fixings) and delivered those meals to 40 families living in shelters in New York City. LivePerson has continued to support Feeding NYC over the past 18 years, with both financial contributions and time donated by LivePerson employees. FeedingNYC fed over 4,000 families in 2018.
Many businesses including LivePerson have realized that going beyond environmental compliance makes good business sense and can help improve our long term success. Reducing energy consumption, minimizing waste, and preventing pollution can cut costs and improve efficiency. In our offices, we have instituted programs to utilize energy efficient lighting and reusable kitchen items such as glasses, utensils, etc., water filtration systems, and recycling programs, where available.

OWNERSHIP OF SECURITIES
The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of April 12, 2019, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our common stock;

•	each of our named executive officers identified in the “Summary Compensation Table” included in this Proxy Statement on page 26;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.
A person is deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 12, 2019, including any shares of our common stock subject to an option that has vested or will vest within 60 days after April 12, 2019.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 64,791,389 shares of common stock outstanding at April 12, 2019 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Outstanding (%)
5% Stockholders
BlackRock, Inc.(3)	8,682,212	13.4%
The Vanguard Group.(4)	5,949,234	9.2%
FMR LLC(5)	3,625,948	5.6%

Named Executive Officers and Directors
Robert P. LoCascio(6)	5,106,816	7.8%
Christopher E. Greiner(7)	34,967	*
Alexander Spinelli(8)	59,920	*
Monica Greenberg(9)	231,658	*
Daryl J. Carlough(10)	100,656	*
Daniel Murphy(11)	—	—
Peter Block(12)	196,000	*
Kevin C. Lavan(13)	214,771	*
Jill Layfield(14)	95,000	*
Fred Mossler(15)	95,000	*
William G. Wesemann(16)	345,000	*
Directors and Executive Officers as a group (11 persons)(17)	6,479,788	9.7%

*    Less than 1%.

(1)	Unless noted otherwise, the business address of each beneficial owner is c/o LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, New York 10018.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.

(3)
Based solely on our review of the Schedule 13G/A filed with the SEC on January 31, 2019 by BlackRock, Inc., whose address is 55 East 52nd Street, New York, New York 10022. BlackRock, Inc. reported that it has sole voting power as to 8,514,564 shares.

(4)
Based solely on our review of the Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group, whose address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group reported that it has sole voting power over 122,655 shares, shared voting power over 8,886 shares, sole dispositive power over 5,823,624 shares and shared dispositive power over 125,610 shares.

(5)
Based solely on our review of the Schedule 13G filed with the SEC on February 13, 2019 by FMR LLC, whose address is 245 Summer Street, Boston, Massachusetts 02210. FMR LLC reported that it has sole voting power over 2,017,270 shares and sole dispositive power over 3,625,948 shares.

(6)
Of the total shares held by Mr. LoCascio, 4,226,983 shares of common stock are held indirectly by Mr. LoCascio through Ikon LP, a limited partnership of which Mr. LoCascio is the sole owner. Includes 788,125 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 12, 2019. 2,000,000 shares of common stock beneficially owned by Mr. LoCascio are pledged as collateral in connection with a line of credit extended to Mr. LoCascio by UBS.

(7)	Includes 25,000 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 12, 2019.

(8)	Includes 25,000 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 12, 2019.

(9)	Includes 218,750 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 12, 2019.

(10)
Includes 93,625 shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case at or within 60 days of April 12, 2019.

(11)	Mr. Murphy served as Chief Financial Officer until February 23, 2018.

(12)	Includes 190,000 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 12, 2019.

(13)	Includes 205,000 shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 12, 2019.

(14)	Reflects shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 12, 2019.

(15)	Reflects shares underlying options that are currently exercisable or that will be exercisable at or within 60 days of April 12, 2019.

(16)
Includes 20,000 shares of common stock that are owned of record by a family trust over which Mr. Wesemann has indirect beneficial ownership. Also includes 205,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 12, 2019.

(17)
Includes 1,940,500 shares underlying options that are currently exercisable or that will be exercisable and/or RSUs that have vested or that will vest, in each case at or within 60 days of April 12, 2019 and shares over which the directors and executive officers are indirect beneficial owners. Includes holdings of all directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of our Board of Directors, our executive officers and persons who hold more than ten percent of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of the copies of Section 16(a) reports which LivePerson has received from such persons or entities, and the written representations received from the reporting persons that no other reports were required, for transactions in our common stock and their common stock holdings for the 2018 Fiscal Year, LivePerson believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its common stock, other than the following reports for transactions in the 2018 Fiscal Year: Robert LoCascio, Daryl Carlough and Monica Greenberg each filed a late Form 4 with respect to a grant of options on February 21, 2018 and a late Form 4 with respect to shares sold in order to cover the reporting person’s tax liability incurred in connection with the vesting of the reporting person’s restricted stock units on September 21, 2018; and Christopher Greiner and Alexander Spinelli each filed a late Form 3 on May 8, 2018 to report their respective initial beneficial ownership of the Company’s securities and a late Form 4 on May 8, 2018 with respect to options and restricted stock units granted in connection with their respective appointments.

EXECUTIVE AND DIRECTOR COMPENSATION
Executive Officers
The executive officers of LivePerson, and their ages and positions as of April 22, 2019, are:

Name	Age	Position(s)
Robert P. LoCascio	50	Chief Executive Officer and Chairman of the Board
Christopher E. Greiner	43	Chief Financial Officer
Alexander Spinelli	46	Global Chief Technology Officer
Monica L. Greenberg	50	Executive Vice President, Corporate Development, Strategic Alliances and General Counsel
Daryl J. Carlough	47	Senior Vice President, Global and Corporate Controller

Robert P. LoCascio’s biography can be found on page 6 of this Proxy Statement, and is included with the biographies of the other members of the Board. Biographies for our other executive officers are listed below.
Christopher E. Greiner has been our Chief Financial Officer since March 2018. Mr. Greiner previously served as Chief Financial Officer and Operating Officer of Inovalon Holdings, Inc., a leading technology company providing cloud-based data analytics, intervention and reporting platforms and related support services to companies in the healthcare industry, from November 2016 to February 2018. Prior to this combined role, Mr. Greiner served as Inovalon's Chief Product and Operations Officer, a position he held from May 2013 to November 2016. Prior to joining Inovalon in May 2013, Mr. Greiner served as a Vice President at Computer Sciences Corporation, from November 2012 to April 2013, where he was responsible for financial management of the company's commercial portfolio. From April 1999 to November 2012, Mr. Greiner served as the combined Chief Operating Officer and Chief Financial Officer of IBM's Business Analytics division. Prior to this position, Mr. Greiner was responsible for IBM's global services business based in Shanghai, China, and Tokyo, Japan. Additionally, Mr. Greiner fulfilled multiple roles in finance and operations both within IBM's U.S. business and overseas operations in Australia, India, China, Hong Kong, Taiwan, and Singapore. Mr. Greiner received a Bachelor of Business Administration in Finance and Economics from Baylor University
Alexander Spinelli has served as our Global Chief Technology Officer since March 2018. From May 2013 until February 2018, Mr. Spinelli, was the Director of Software at Amazon, leading the Alexa OS product and software team, and Search Experience. From May 2012 to December 2012, Mr. Spinelli was the Global Chief Technology Officer at McCann Worldgroup. From March 2007 to March 2012, Mr. Spinelli held roles as the Senior Vice President, News and Media Technology and Senior Vice President of Content Technology at Thomson Reuters. From 2006 to 2007, Mr. Spinelli was the Chief Technology Officer of TheStreet.com. From 2003 to 2006, Mr. Spinelli was the Director of Advanced Technology at AXA Technologies Services. From 2001 to 2003, Mr. Spinelli was the Chief Technology Officer of Comedy Central Cable Network. From 1998 to 2000, Mr. Spinelli was the Chief Technology Officer and founder of WeMedia, an online community for people with disabilities. Between 1995 and 1998, Mr. Spinelli held software engineering positions at ACTV Inc, TheGlobe.com, and AirMedia. Mr. Spinelli received an M.B.A. from Duke University's Fuqua Business School, and an M.S. from Mercy College. Mr. Spinelli will spearhead the continued globalization of the company’s technology operations and oversee all current technology centers and their leaders in Israel, Mannheim Germany, NYC, Atlanta and Mountain View, California.
Monica L. Greenberg has been our Executive Vice President, Corporate Development, Strategic Alliances and General Counsel since December 2017, our Executive Vice President, Business Affairs and General Counsel from February 2014 to December 2017, and our Senior Vice President, Business Affairs and General Counsel from November 2006 to February 2014. From May 2004 until October 2006, Ms. Greenberg was an independent consultant. From April 2000 until April 2004, Ms. Greenberg served as Vice President, General Counsel and Senior Corporate Counsel of Nuance Communications, Inc. Previously, from January 1999 to March 2000, Ms. Greenberg was the principal of a small business. From July 1996 to December 1998, Ms. Greenberg was associated with the law firm of Wilson Sonsini Goodrich & Rosati in Palo Alto, California. From September 1994 to July 1996, Ms. Greenberg was associated with the law firm of Willkie Farr & Gallagher in New York, NY. Ms. Greenberg received a J.D. from Boston University School of Law where she was a member of the Boston University Law Review, and a B.A. from the University of Pennsylvania.
Daryl J. Carlough has served as our Senior Vice President, Global & Corporate Controller since September 2013. Prior to joining LivePerson he was GAIN Capital’s Holdings, Inc. Interim Chief Financial Officer and Treasurer from November 2011 to September 2013. In addition, Mr. Carlough had served as the Chief Accounting Officer and Corporate Controller from December 2009 of GAIN Capital Holdings, Inc. From August 2006 to December 2009, Mr. Carlough served as Director of Finance at L-1

Identity Solutions, Inc. From April 2005 to August 2006, Mr. Carlough served as Assistant Corporate Controller at Viisage Technology, which merged into L-1 Identity Solutions, Inc. in August 2006. Prior to that, Mr. Carlough served at The Macgregor Group as Corporate Controller, from July 2001 to April 2005, which was acquired by Investment Technology Group. In his prior positions, Mr. Carlough specialized in domestic and international matters for mergers and acquisitions, tax matters, SEC reporting, treasury, human resources, internal controls and accounting. Mr. Carlough started his career at Ernst & Young LLP. He is a Certified Public Accountant and a Chartered Global Management Accountant, and he received an M.B.A. and M.S. in Accounting from Northeastern University, as well as a B.S. in Business Administration in Finance from Stonehill College.
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the compensation program as it relates to our Named Executive Officers identified in the Summary Compensation Table below. In this section, we first discuss our governance practices and executive compensation program objectives and strategies. Next, we review the process the Compensation Committee follows in deciding how to compensate our Named Executive Officers. We then present an overview of the compensation structure and specific pay elements of our executive compensation program, as well as a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of our Named Executive Officers for the 2018 Fiscal Year.
The Compensation Committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executives, but rather encourages management to take a balanced approach, focused on achieving our corporate goals. A more complete discussion regarding the Compensation Committee’s risk assessment process can be found in the section of this Proxy Statement entitled “Risk Assessment of Compensation Policies.”
The Compensation Committee believes our executive compensation programs are effectively designed and working well in alignment with the interests of our stockholders and are instrumental to achieving our business strategy. As has been the case in the past, the Compensation Committee will consider any stockholder concerns and feedback on its executive compensation programs that it receives. Also, in determining executive compensation for the 2018 Fiscal Year, the Compensation Committee considered the overwhelming stockholder support that the “Say-on-Pay” proposal received at our 2018 annual meeting of stockholders. As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation. Further, consistent with the results of our stockholder vote regarding the frequency of future advisory votes on executive compensation at our 2017 annual meeting of stockholders, the Company will hold an advisory vote on the compensation of our Named Executive Officers every year until the next required vote on the frequency of advisory votes on the compensation of Named Executive Officers.
This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.
Compensation Governance

•	No Perquisites. We do not provide special benefits, perquisites or supplemental retirement plans to our Named Executive Officers.

•	No Tax Gross-Ups. We do not provide any tax gross-ups to our Named Executive Officers.

•	Fully Independent Committee. Our Compensation Committee is comprised solely of independent directors.

•
Periodic Review. The Compensation Committee periodically, and at least annually, reviews our compensation practices and program to ensure that our Named Executive Officers are compensated in a manner consistent with our business strategy, competitive market practice, sound corporate governance principles and stockholder interests.

•
Risk Analysis. Our executive compensation program is structured to avoid inappropriate risk taking by our Named Executive Officers by having the appropriate pay philosophy tied to reasonable business objectives. The Compensation Committee has concluded that the Company’s executive compensation program is reasonable, in the best interest of our stockholders, and not likely to have a material adverse effect on our Company.

•
No Hedging. Our Insider Trading Policy prohibits hedging of Company stock or the use of Company stock and any other transactions which could reasonably cause our officers to have interests adverse to our stockholders.

Compensation Objectives and Strategy
The Company’s executive compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, and to reward officers’ individual performance against objectives important to achieving the Company’s strategic and operational goals, and the creation of long term value for stockholders. The primary objectives of the program are to:

•	align incentives, including bonus targets, performance metrics and equity, with Company fiscal performance as well as achievement of strategic objectives that create stockholder value;

•	retain and encourage high potential team players to build a career at the Company;

•	provide incentives that are cost-efficient, competitive with other organizations and fair to employees and stockholders; and

•	design a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking.
Working with management, the Compensation Committee has developed a compensation, bonus and benefits strategy designed to reward performance and reinforce a culture that the Compensation Committee believes will promote long-term success.
The compensation program rewards team accomplishments and promotes individual accountability. Compensation for employees, including the Named Executive Officers, depends primarily on Company results, against target goals, with additional performance measures to take into account individual performance against defined objectives tied to the Company’s strategic goals. The goal of the overall program is to maintain a strong relationship between individual efforts, Company results and financial rewards.
A portion of total compensation for each Named Executive Officer is placed at risk through annual and long-term incentives. The combination of incentives is designed to balance annual operating objectives and the Company earnings’ performance with longer-term stockholder value creation.
We seek to provide competitive compensation that is commensurate with performance. We target compensation within an appropriate range above and below the market median, and calibrate both annual and long-term incentive opportunities to generate less-than-median payouts when goals are not fully achieved and greater-than-median payouts when goals are exceeded.
We seek to promote a long-term commitment to the Company by our senior executives, including our Named Executive Officers. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers. The vesting schedules attached to option awards (service-based vesting, generally 25% per year over four years) reinforce this long-term orientation. The Company began granting restricted stock units in 2015 and has done so to date on a discretionary basis. The vesting schedules attached to restricted stock units vary, but generally have consisted of either service-based vesting, most often 25% after the first year with the balance vesting in equal quarterly installments over the following 36 months, and/or may include performance metrics as the sole, or component of, vesting conditions.
We utilize a well-proportioned mix of cash and equity based compensation, which includes retention and performance features putting compensation at-risk, and which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide each of our Named Executive Officers with a measure of security in the base compensation that the individual is eligible to receive, while motivating the executive to focus on the achievement of goals utilizing business metrics that will produce a high level of performance for the Company, as well as incentives for executive retention. The mix of metrics used for the annual bonus plan and the Stock Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. Maintaining this pay mix results, fundamentally, in a pay-for-performance orientation for our executives.
Process for Determining Executive Compensation
The Compensation Committee provides overall guidance for our executive compensation policies. The Compensation Committee reviews executive compensation and market and peer compensation data annually, in conjunction with annual operational and financial planning for the current fiscal year, and also periodically as needed for specific executive compensation issues that may arise at other times.

The Compensation Committee makes final determinations regarding compensation for the Chief Executive Officer and our executive officers in its sole discretion. Our Chief Executive Officer and head of human resources assist the Compensation Committee by presenting market and peer compensation data, proposals and recommendations to the Compensation Committee, information on Company and individual performance of the Named Executive Officers and management’s perspective and recommendations on compensation matters (except that the Chief Executive Officer recuses himself from that portion of the Compensation Committee meetings involving his own compensation).
The head of human resources also works with our Chief Executive Officer to assist the Compensation Committee and plays a role administering our compensation program for other executives. In particular, our Chief Executive Officer and the head of human resources together determine the base compensation and target bonus levels to recommend to our Compensation Committee for all of our other executive officers. Our Chief Executive Officer and the head of human resources also recommend to our Compensation Committee the annual bonus payout for our executive officers, based upon overall Company performance as well as individual performance against defined objectives aligned to the strategic goals of the Company.
Use of Outside Advisors, Market Data and Stockholder Engagement
In making its determinations with respect to executive compensation, the Compensation Committee has the authority to retain the services of a third party compensation consultant, and has done so from time to time to evaluate and assist in the process of determining an appropriate compensation structure.
The Company also periodically engages outside compensation consultants to provide market and peer compensation data, compensation design trends and other insight.  Our Chief Executive Officer provides this data and other insight from time to time to the Compensation Committee for its consideration. In 2018, the Company retained the continued services of independent compensation consultants, the Centurion Group and Exequity.  The Centurion Group provided advice related to the Company’s 401(k) plan as our financial adviser of record. The Centurion Group works directly with the Company’s 401(k) Committee to review the 401(k) plan investment opportunities and financial performance on a quarterly basis. The Centurion Group provided no other services to the Company in 2018. The Company and the Compensation Committee also worked with Exequity, an advisory firm specializing in executive compensation design and corporate governance matters, to review and consider the design elements and market data in connection with the Company’s new stock incentive plan, which is subject to stockholder approval as part of this proxy statement in order to replace the Company’s 2009 Stock Incentive Plan that is expiring under its terms. Exequity provided no other services to the Company in 2018. Our Chief Executive Officer also provided to the Compensation Committee compensation data provided by a third party service, Radford, a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry, focused primarily on small and mid-sized technology companies, which are the most comparable peer group for the Company.  The compensation data provided by Radford is aggregated across companies based on size and geographic region and provides general information about compensation levels of similarly sized companies in the geographic areas where our employees are located.  The Compensation Committee uses all of this input and market data when reviewing and evaluating compensation matters for the Named Executive Officers. Currently the Compensation Committee does not utilize a formal, custom, peer group or benchmarking in making its compensation decisions.

As part of gaining insight of stockholders’ views, in the first quarter of 2019, the Company commissioned a third party, independent Company perception study with Rivel, a leading provider of investment community research. Rivel interviewed 46 participants, including 26 shareholders and 7 covering sell side analysts. The survey was designed to provide an open forum for investors and analysts to offer concrete and anonymous feedback to the Company regarding their thoughts on the Company, its leadership, its strategy and financial model. Respondents answered more than 30 questions, including open ended questions (i.e., “What are your chief concerns for the Company as an investment,” or “to what extend do you believe the Company’s strategy will be effective in achieving attractive financial performance,” or “what are the most important things you need to know more about to have greater confidence in LivePerson as an investment.”). Along with the summarized results of the survey, the Company received an anonymized copy of each transcript. A review of the transcripts revealed that executive compensation was not brought up by investors or analysts as a discussion point or area of concern. These results, together with its review of the positive “say on pay” vote results, has reinforced the Compensation Committee’s commitment to the current philosophy and practices that emphasizes a balance of fixed and variable compensation elements and short and long-term incentives.

Pay Levels
Pay levels for each of our Named Executive Officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The

Compensation Committee is responsible for approving pay levels for our Named Executive Officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.
After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee reviews and approves target total compensation opportunities for executives based on the need to attract, motivate and retain an experienced and effective management team.
Relative to the general competitive industry market data, the Compensation Committee generally intends that the salary and target annual incentive opportunity for each executive will be within a reasonable range of the median of the competitive market.
As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.
Compensation Structure
Pay Elements - Overview
The Company utilizes four main components of compensation:

•	Base Salary - fixed pay that takes into account an individual’s role and responsibilities, experience, and expertise.

•
Annual Incentive - variable pay that is designed to reward attainment of annual business goals. Executives are eligible for an annual cash incentive payment and performance-based restricted stock units based on the achievement of a combination of Company performance as well as individual performance against defined objectives tied to the Company’s strategic and fiscal objectives. In the case of executives whose primary objective is revenue generation, incentive compensation may take the form of commissions tied to revenue as well as other Company and individual performance metrics.

•
Long-Term Incentives - the Company’s equity based incentive plan allows for awards that may include stock options, stock appreciation rights, restricted stock, performance shares and other stock based awards, including restricted stock units and deferred stock units. The Company uses stock options and restricted stock units for long-term incentive awards. Stock options are typically granted on or after the first year of service, and occasionally to new hires in key roles, and may also be granted from time to time during an employee’s continued tenure. Restricted stock units are granted on a discretionary basis from time to time as determined to be appropriate by the Compensation Committee. In 2018, a new program was introduced for certain key employees, including the Named Executive Officers, under which restricted stock units will be granted if certain company-wide performance goals are achieved. All equity awards granted to date are subject to certain vesting conditions, as described more fully below.

•
Benefits and Perquisites - the Company offers certain benefits, including medical, dental and life insurance benefits, a deferred compensation program, and retirement savings that it considers to be consistent with industry practices and important for competitive recruitment and retention. The Named Executive Officers are eligible to participate in these programs on the same basis as our other employees. The Company does not offer special benefits such as supplemental executive retirement plans, perquisites, tax gross-ups or tax equalization.

Pay Elements - Details

1.	Base Salary
The Compensation Committee annually reviews officer salaries and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practices. Salary adjustments are generally approved during the first quarter of the calendar year and implemented during the second quarter.
In 2018, the level of salary increase for our executive officers ranged from 0% to 10% based on individual performance, market and peer compensation data and level of responsibility. The Compensation Committee increased the base salaries of certain of our Named Executive Officers as follows: Mr. LoCascio — increase of $55,620 or 10% resulting in a base salary of $611,820; and Mr. Carlough — increase of $25,000 or 9%, resulting in a base salary of $305,000. Ms. Greenberg's base salary of $362,500 remained unchanged from the prior year. Salary increases were based on peer group data, historical salary level, and the Company’s performance in the previous year as compared to the financial plan and strategic achievements.
The initial base salaries for Messrs. Greiner and Spinelli were $470,000 and $450,000, respectively, which amounts were set as a result of negotiations with the executives and within the parameters of the Company’s pay scale to reflect their duties and responsibilities, and will be subject to annual review.

2.	Annual Incentive Compensation
Our Named Executive Officers are eligible for annual incentive compensation under a bonus plan for each year. The plan is designed to provide awards to such individuals as an incentive to contribute to both revenue growth and profitability on a team basis and as an incentive to meet individual objectives that relate to overall Company goals.
Bonuses are based on the Company’s overall financial performance and are contingent upon the attainment by the Company of certain performance targets established by the Compensation Committee, which may include from time to time:

•	earnings per share;

•	gross or net revenues;

•	revenue per employee;

•	adjusted EBITDA(*);

•	adjusted EBITDA per share(*);

•	attainment of strategic milestones;

•	attainment of product innovation or delivery objectives; or

•	such other goals established by the Committee.
(*)    “Adjusted EBITDA” means net (loss) income, provision for (benefit from) income taxes, other (expense) income, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-cash charges. “Adjusted EBITDA per share” means adjusted EBITDA divided by weighted average shares outstanding. See the financial table in Appendix A for more information on non-GAAP financial measures relevant to the 2018 bonus payments for our Named Executive Officers and the reconciliation of these measures to GAAP measures.
The Compensation Committee retains discretion to adjust the bonus amount paid to any employee or executive up or down, regardless of that person’s target bonus or specific corporate performance metrics. There are no maximum payouts, and generally no minimum thresholds for individuals, although certain Named Executive Officers’ bonus payouts are subject to minimum threshold amounts as further described below. Bonuses are typically paid in cash after the end of the performance period in which they are earned.
We have set forth below certain of the metrics and discretion applied in calculating the 2018 bonus payments for our Named Executive Officers.
During its annual review of compensation in 2018, the Compensation Committee set the 2018 bonus target amounts for each executive (including the Named Executive Officers), an adjusted EBITDA target of $21.5 million, and various other goals associated with the Company’s strategic objectives and individual objectives set forth below.
With respect to actual bonus payments for 2018, the Committee, in consultation with the Company’s Chief Executive Officer, evaluated the Company’s achievement of key strategic and product milestones, as well as the Company’s 2018 adjusted EBITDA performance of $19.1 million against the Company's 2018 adjusted EBITDA target of $21.5 million, and, in its discretion, determined to fund the 2018 bonus pool for the overall employee base at 100% (inclusive of Company payroll taxes associated with bonus payments to be made).  The actual percentage payout for each executive was further determined by the Committee’s subjective assessment of each individual’s performance and achievement of such individual’s strategic objectives, together with Company fiscal performance, resulting in a payout between 100% and 150% for each executive who received a bonus, with payouts being rounded to the nearest whole number. The actual bonus payments made for 2018 Fiscal Year performance for each Named Executive Officer were determined as follows:

Chief Executive Officer. During its annual review of compensation in 2018, the Compensation Committee set the bonus target amount for Mr. LoCascio at $611,820. In February 2019, following a review of the Company’s strategic and financial performance, the level of achievement against the Company’s performance goals and Mr. LoCascio’s performance and contributions thereto in the 2018 fiscal year, the Compensation Committee approved an annual bonus payment for Mr. LoCascio in respect of the performance year 2018 in the form of either, at Mr. LoCascio’s election, (A) 100% of the amount of his target bonus payable in cash on or before March 15, 2019 or (B) 150% of the amount of the target bonus payable in unvested RSUs that will vest ratably over three years on February 21, 2020, 2021 and 2022, conditioned on Mr. LoCascio’s continued employment through each vesting date. Mr. LoCascio elected the option to receive his annual bonus in respect of performance for performance year 2018 in the form of the RSUs. Therefore, Mr. LoCascio’s 2018 bonus was paid to him in RSUs with a value of $917,730, which RSUs are subject to vesting as described above.
Chief Financial Officer. During its annual review of compensation in 2018, the Compensation Committee set the bonus target amount for Mr. Greiner at $230,000. Based on the Committee’s overall discretion with respect to the maximum payout achievable as discussed above, together with the Committee’s subjective assessment of this executive’s performance against non-metric strategic goals related to financial planning and management, operational and business support, the Compensation Committee approved a 2018 payout of 105% of the bonus target amount, or $241,667 for this executive.
Global Chief Technology Officer. During its annual review of compensation in 2018, the Compensation Committee set the bonus target amount for Mr. Spinelli at $450,000. Based on the Committee’s overall discretion with respect to the maximum payout achievable as discussed above, together with the Committee’s subjective assessment of this executive’s performance against non-metric strategic and operational goals related to delivery of new products, enhancement and scalability of existing technology infrastructure, and ongoing technology talent recruitment, the Compensation Committee approved a 2018 payout of 106% of the bonus target amount, or $475,000 for this executive.
Executive Vice President, Corporate Development, Strategic Alliances and General Counsel. During its annual review of compensation in 2018, the Compensation Committee set the bonus target amount for Ms. Greenberg at $200,000. Based on the Committee’s overall discretion with respect to the maximum payout achievable as discussed above, together with the Committee’s subjective assessment of this executive’s performance against non-metric strategic goals related to business support, litigation management, rollout of new products, and intellectual property matters, the Compensation Committee approved a 2018 payout of 125% of the bonus target amount, or $250,000 for this executive.
Senior Vice President, Global and Corporate Controller. During its annual review of compensation in 2018, the Compensation Committee set the bonus target amount for Mr. Carlough at $137,250. Based on the Committee’s overall discretion with respect to the maximum payout achievable as discussed above, together with the Committee’s subjective assessment of this executive’s performance against non-metric strategic goals related to financial, operational and business support, the Compensation Committee approved a 2018 payout of 100% of the bonus target amount, or $137,250 for this executive.
3. Long-term Incentives - Long-Term Incentive Plan
On July 31, 2018, the Compensation Committee adopted the Long Term Incentive Plan of LivePerson, Inc. (the “LTIP Plan”). The LTIP Plan encompasses two long-term bonus programs, the Accelerated Growth Plan (the “AGP Component”) and the Three-Year Plan Achieves Rule of 40 for SAAS Program (the “Rule of 40 Component”), each of which provides for the funding of a bonus pool upon the Company’s achievement of certain financial goals and the subsequent granting of restricted stock units to participants in the AGP Component and Rule of 40 Component, as applicable, that will be subject to certain continued vested requirements. In respect of the AGP Component, if the Company achieves certain Company revenue goals for the fiscal year 2020, such goals to be determined by the Board, a bonus pool will be funded in April 2021 with a value equal to 2% of the incremental difference between the Company’s market cap at December 31, 2020 less the Company’s market cap at December 31, 2017 (of $636.1 million) (the “Incremental Difference”). In respect of the Rule of 40 Component, if the Company achieves certain annual revenue and annual Adjusted EBITDA goals, to be set by the Board, in any fiscal year on or before December 31, 2020, a bonus pool will be funded on April 1, 2021 with a value equal to 0.5% of the Incremental Difference, and if 90% of such goals are achieved, the bonus pool will be funded with a value equal to 0.25% of the Incremental Difference. Following the creation of the bonus pools, if any, participants in the applicable LTIP Plan component will be granted restricted stock units, as described more fully below.

Each of the Company’s Named Executive Officers, along with certain other executive officers and senior officers, have been designated by the Compensation Committee as participants in one or both of the LTIP Plan components. The AGP Component is intended to be for a single three-year performance period of January 1, 2018 - December 31, 2020. The Rule of 40 Component has been established with an initial three-year performance period (also January 1, 2018 - December 31, 2020), and may, in the discretion of the Compensation Committee, be utilized for additional three-year performance cycles in which case the Compensation Committee shall determine the applicable performance metrics and funding thresholds. Participants in each of the AGP Component and Rule of 40 Component will be designated by the Compensation Committee and under the terms of the LTIP Plan as a member of one of three tiers. If the bonus pool is funded for a particular component, Tier 1 participants, consisting of the Company’s CEO, will be allocated 14% of the applicable bonus pool, Tier 2 participants (including, among others, the Named Executive Officers other than the CEO) will be allocated 49% of the applicable bonus pool, and Tier 3 participants will be allocated 37% of the applicable bonus pool. In each case, each member of the Tier will be entitled to a bonus award of an equal portion of that Tier’s allocation, in the form of restricted stock units.

For each eligible participant, fifty percent (50%) of the restricted stock units granted to the participant as a result of the funding of the AGP Component bonus pool will be vested upon grant (on April 1, 2021), 25% will vest on January 1, 2022 and 25% will vest on January 1, 2023, in each case subject to continued employment of the participant through the vesting date unless otherwise determined by the Compensation Committee for a particular participant. For each eligible participant, one hundred (100%) of the restricted stock units granted to the participant as a result of the funding of the Rule of 40 Component bonus pool will be vested upon grant (on April 1, 2021), conditioned on the continued employment of the participant through the vesting date unless otherwise determined by the Compensation Committee for a particular participant. Restricted stock unit awards will be settled promptly following vesting, subject to a participant’s election to defer settlement in connection with, and pursuant to the terms of the Company’s non-qualified deferred compensation plan and in compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

It is currently intended that the bonus pools will be funded in shares of the Company’s common stock, with shares that have, prior to the bonus pools’ funding, been approved for the issuance to employees by our stockholders, either as part of the shares reserved for issuance under the Company’s equity incentive plan then in effect or as may be separately approved as a stand-alone share pool specifically for the LTIP Plan. If the bonus pools are funded in stock, the restricted stock units granted to participants will settle in stock. Under the terms of the LTIP Plan, the Compensation Committee reserves the right to fund all or a portion of the bonus pools in cash and issue cash settled restricted stock units. Notwithstanding anything to the contrary, in the event of a reorganization event (as defined in the LTIP Plan), the bonus pools will be funded if the performance targets that would have triggered the bonus pool funding at the end of the performance period have been met as a result of the reorganization event (even though the full performance period has not run) and fully vested restricted stock units will be granted to the applicable participants.

4.	Long-term Incentives - Equity-Based Awards
The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interests of our Named Executive Officers and our stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Compensation Committee may grant equity incentives under the Company’s 2009 Stock Incentive Plan in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards, including, without limitation, restricted stock units (RSUs) and deferred stock units. The exercise price for stock options is the grant date closing market price per share. Historically, the Compensation Committee has granted stock options that provide for service-based vesting in four equal annual installments beginning on the first anniversary of the grant date. Prior to 2015 the Compensation Committee did not grant restricted stock units and has since used restricted stock units on a discretionary basis. To date, restricted stock units that have been granted provide either for service-based vesting, usually consisting of 25% on the first anniversary of the grant date with quarterly vesting over the following 3 years, and/or performance-based vesting conditions. All restricted stock units granted to Names Executive Officers contain time-based vesting conditions.
The Company typically grants stock options on or after the first anniversary of hire for new employees or upon hire for new employees in key roles and, for existing employees, including officers, we grant options from time to time during the time they are employed by the Company, generally once per year or less frequently. Option grants for existing employees are reviewed annually and this has typically occurred toward the middle of the calendar year. The Company also grants restricted stock units on a discretionary basis from time to time as determined to be appropriate by the Compensation Committee.
The Compensation Committee has not granted stock based awards other than stock options and restricted stock units in the past. The Compensation Committee will evaluate the mix of stock options, restricted stock units and other stock based awards in the future to provide emphasis on preserving stockholder value generated in recent years while providing incentives for continued growth in stockholder value.
Each year, the Compensation Committee approves a total pool of equity awards available to grant in the year, after considering the following factors, in its discretion: potential dilution impact of the equity grants; stock-compensation expense related to the equity grants; and the equity grant history and total outstanding equity amounts of similarly situated companies, to the extent available. The Compensation Committee considers similarly situated companies to be those with similar market capitalization, revenue levels, and similar industry presence and product offerings such as the “software as a service” peer companies discussed above.
Following the determination by the Compensation Committee of the size of the total pool of equity available for grant in a given year, the Chief Executive Officer and the head of human resources make recommendations to the Compensation Committee concerning the allocation of the available pool of equity among specific employees and executive officers, after considering the following factors, in their discretion: existing equity holdings, including vesting status, strike price and quantity; responsibility level of employee; compensation (salary and incentive) structure of the employee; and the desire to allocate equity to those individuals who, by their retention, are expected to drive long term value for the Company.
The Compensation Committee reviews and approves the allocation of individual grants from the approved pool with heavy reliance on the recommendations of management based on these factors, and then may grant approval or make adjustments in its discretion based on the factors enumerated above, along with more generalized or subjective factors such as employment market conditions and employee retention goals, market norms, and general climate for stockholder relations and expectations, dilution and other factors that the Committee may deem appropriate.
In 2018, we granted stock options to our Named Executive Officers ranging from 70,000 to 250,000 options to purchase shares of stock and restricted stock units of 265,000 shares in the aggregate based on individual and Company performance, then-current stock option holdings, market conditions and level of responsibility. In performing its review of our Chief Executive Officer’s equity compensation, the Compensation Committee considered market data, data regarding equity compensation practices for chief executive officers of comparable companies, and the total amount, vesting status and the strike prices of historic equity grants received by this executive. The Committee also considered the significant roles Mr. LoCascio, Mr. Greiner, Mr. Spinelli, Ms. Greenberg, and Mr. Carlough play in driving the Company’s performance and setting its strategic priorities, as well as their overall level of performance. Based on all of these factors, the Committee determined that it was in the best interest of the Company and its stockholders to grant options to purchase company stock in the amount of 250,000 shares for Mr. LoCascio, 100,000 shares for Mr. Greiner, 100,000 shares for Mr. Spinelli, 160,000 shares for Ms. Greenberg, and 70,000 shares for Mr. Carlough. In addition, the Company granted Mr. Greiner 60,000 restricted stock units on March 19, 2018 which vest in one fourth increments on March 19, 2019, March 19, 2020, March 19, 2021, and March 19, 2022. The Company granted Mr. Spinelli 200,000 restricted stock units on March 1, 2019 which vest in one fourth increments on March 1, 2019, March 1, 2020, March 1, 2021, and March 1, 2022. The Company granted Mr. Carlough 5,000 restricted stock units on April 25, 2018 which vest one fourth on April 25, 2019 and quarterly thereafter until April 25, 2022.

5.	Other Benefits and Perquisites
We do not offer special perquisites to our Named Executive Officers. The Company’s executive compensation program includes standard benefits that are also offered to all employees. These benefits include participation in the Company’s 401(k) plan accounts, including Company matching contributions, and Company-paid medical benefits and life insurance coverage. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance. The Company currently matches employee contributions to the participants’ 401(k) plan accounts up to a maximum matching contribution of $6,000. In 2015, the Compensation Committee adopted the Deferred Compensation Plan. Certain key employees of the Company, including our Named Executive Officers and members of our Board of Directors, are eligible to participate in the Deferred Compensation Plan and generally may defer the receipt of a portion of their base salary, bonus and/or directors’ fees until distribution (which may occur upon the following events: a specified time, a separation from service, death, disability, change of control, or financial hardship that arises in connection with an unforeseeable emergency). To date, Mr. Carlough is the only Named Executive Officers who has elected to participate in the Deferred Compensation Plan. The Company may make discretionary or matching contributions to the Deferred Compensation Plan, which may or may not be subject to vesting, but has not done so to date.
Pay Elements - Evaluation of Individual Performance
In addition to the description of the Compensation Committee’s evaluation provided above, the Compensation Committee also structures and implements specific forms of compensation for the Named Executive Officers to reflect each Named Executive Officer’s individual performance and contribution to the Company. Below are certain of the objectives that each Named Executive Officer’s performance is measured against:
Chief Executive Officer. For 2018, the salary of Mr. LoCascio was reviewed by the Compensation Committee and remained unchanged following the restatement of his employment agreement in December 2017. Mr. LoCascio’s annual incentive compensation is determined based on industry comparison data as well as the Company’s performance against objectives, in particular related to performance against adjusted EBITDA target and Company strategic achievements accomplished. Strategic achievements include long term objectives related to product and business strategy. Each of these components contributes to the determination of the bonus amount, which can then be adjusted up or down by the Compensation Committee in its discretion. Mr. LoCascio’s incentive equity is determined based on industry comparison data, historical equity grants (including the amount, exercise prices and vesting status of previous grants), existing common stock holdings, strategic achievements and the Company’s performance in the previous year as compared to the financial plan. The actual amount of incentive equity granted is determined by the Compensation Committee in its discretion. Decisions regarding Mr. LoCascio’s annual bonus for 2018 are described above in the section entitled “Annual Incentive Compensation - Chief Executive Officer.”
Chief Financial Officer. For 2018, the salary of Mr. Greiner was reviewed by the Compensation Committee in response to the recommendation of our Chief Executive Officer and based on peer group data. Mr. Greiner’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Greiner’s achievement of individual objectives tied to the Company’s goals such as global financial infrastructure and strategic objectives. Mr. Greiner’s incentive equity is determined based on peer group data. The actual amount of incentive equity granted is recommended by the Chief Executive Officer in his discretion, and approved by the Compensation Committee in its discretion.
Global Chief Technology Officer. For 2018, the salary of Mr. Spinelli was reviewed by the Compensation Committee in response to the recommendation of our Chief Executive Officer and based on peer group data as well as the officer’s historical salary levels and individual performance. Mr. Spinelli’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Spinelli’s achievement of individual objectives tied to the Company’s goals related to product delivery, product strategy, technology and hosting infrastructure. Mr. Spinelli’s incentive equity is determined based on peer group data and individual and Company performance in the previous year as compared to the financial and operating plan, particularly in those areas under the general discretion of the officer. The actual amount of incentive equity granted is recommended by the Chief Executive Officer in his discretion, and approved by the Compensation Committee in its discretion.
Executive Vice President, Corporate Development, Strategic Alliances and General Counsel. For 2018, the salary of Ms. Greenberg was reviewed by the Compensation Committee in response to the recommendation of our Chief Executive Officer and based on peer group data, as well as the officer’s historical salary levels and individual performance. Ms. Greenberg’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Ms. Greenberg’s achievement of individual objectives tied to the Company’s goals. Ms. Greenberg’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants) and individual and Company performance in the previous year as compared to the financial and operating plan, particularly in those areas under the general discretion of the officer. The actual amount of incentive equity granted is recommended by the Chief Executive Officer in his discretion, and approved by the Compensation Committee in its discretion.
Senior Vice President, Global and Corporate Controller. For 2018, the salary of Mr. Carlough was reviewed by the Compensation Committee in response to the recommendation of our Chief Executive Officer and based on peer group data, as well as the officer’s historical salary levels and individual performance. Mr. Carlough’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Carlough’s achievement of individual objectives tied to the Company’s goals. Mr. Carlough’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants) and individual and Company performance in the previous year as compared to the financial and operating plan, particularly in those areas under the general discretion of the officer. The actual amount of incentive equity granted is recommended by the Chief Executive Officer in his discretion, and approved by the Compensation Committee in its discretion.
Former Chief Financial Officer. Pursuant to a Separation Agreement entered into on November 9, 2017, as amended, Daniel Murphy and the Company agreed that Mr. Murphy’s last date of employment would be February 23, 2018. Due to his departure, the Compensation Committee did not take any actions regarding Mr. Murphy’s salary or annual bonus other than what is provided for in his Separation Agreement. For a description of the payments Mr. Murphy received pursuant to the Separation Agreement, see the section entitled “Potential Payments Upon Termination or Change-in-Control.”
Stock Ownership Guidelines
Currently, we do not have specific share retention or ownership guidelines for our executives. However, we encourage our executives to hold an equity interest in our Company. Each of our executive officers retains substantial equity value in our Company in the form of common stock, and/or vested and unvested stock options.

Post-Termination Compensation and Benefits
Certain employment agreements with our executive officers provide for severance payments and benefits upon an involuntary termination of employment, or resignation for “good reason” (as defined in the agreement). In addition, certain executives are entitled to partial vesting acceleration in the event they are involuntary terminated or resign for good reason in connection with a change in control. The Compensation Committee believes the terms of these agreements are fair and reasonable and are in the best interests of the Company and our stockholders. Additional details regarding the employment agreements with our executives, including a description of the severance payments and benefits payable to our executives as well as estimates of amounts payable upon termination of employment, are disclosed in the sections of this Proxy Statement entitled “Employment Agreements for our Named Executive Officers” and “Potential Payments Upon Termination or Change-in-Control.”
Prohibition Against Certain Equity Transactions
Our Insider Trading Policy prohibits our officers from engaging in “short” sales or other transactions involving LivePerson-based derivative securities which could reasonably cause our officers to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. We prohibit our officers from entering into “short” sales because such transactions signal to the market that the officer has no confidence in us or our short-term prospects and may reduce the officer’s incentive to improve our performance. In addition, Section 16(c) of the Exchange Act expressly prohibits executive officers and directors from engaging in short sales. Our officers are also prohibited from trading in LivePerson-based put and call option contracts, transacting in straddles and similar transactions. These transactions would allow someone to continue to own the covered securities, but without the full risks and rewards of ownership. If an officer were to enter into such a transaction, the officer would no longer have the same objectives as our other stockholders.
Compensation Recovery Policy
We have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our Named Executive Officers where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. However, our amended and restated 2009 Stock Incentive Plan specifically provides that the terms and conditions of an equity grant made pursuant to that plan might include compensation recovery provisions, as may be determined by the Board at the time of grant.
Compensation Committee Discretion
The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishments and/or consummation of acquisitions, divestitures, capital improvements to existing properties, or other management objectives.
Tax and Accounting Considerations
In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to its executives. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible.
Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to certain executive officers of a publicly-traded corporation. Beginning January 1, 2018, with the passage and signing of the Tax Cuts and Jobs Act (the “Act”), the limitations under Section 162(m) apply to the Company's Chief Executive Officer, Chief Financial Officer, the Company’s other named executive officers, and anyone who was a covered person after December 31, 2016. Prior to January 1, 2018, certain performance-based compensation was excluded from the deduction limitations. In light of the Act, beginning January 1, 2018 (with certain limited exceptions for grandfathered arrangements) under the amendment’s transition rule, the Company will be denied a deduction for any compensation exceeding $1,000,000 for such covered individuals, regardless of whether the compensation is qualified as performance-based compensation under Section 162(m). However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee may authorize compensation that will not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the company and its stockholders.

Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We have not agreed to pay any Named Executive Officer a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.
The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.
Conclusion
The ultimate level and mix of compensation is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.
Submitted by the Compensation Committee of the Company’s Board of Directors:
Jill Layfield (Chair)
Peter Block
Kevin C. Lavan
Fed Mossler
William G. Wesemann
The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Summary Compensation Table
The following table sets forth the compensation earned for all services rendered to us in all capacities in each of the last three fiscal years, by the following executive officers of the Company, whom we refer to as our Named Executive Officers.
Following the table is a discussion of material factors related to the information disclosed in the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Robert P. LoCascio Chief Executive Officer	2018	611,820	—		—	1,392,500	917,730	(3)	29,154	(4)	2,951,204
	2017	552,150	1,000,000	(5)	2,875,000	259,200	611,820		31,450		5,329,620
	2016	540,536	—		—	—	380,000		17,096		937,632

Christopher E Greiner Chief Financial Officer (6)	2018	370,576	—		933,000	475,000	241,667		25,880	(4)	2,046,123
	2017	—	—		—	—	—		—		—
	2016	—	—		—	—	—		—		—

Alexander Spinelli Global Chief Technology Officer (7)	2018	375,000	—		2,900,000	650,000	475,000		13,936	(4)	4,413,936
	2017	—	—		—	—	—		—		—
	2016	—	—		—	—	—		—		—

Monica L. Greenberg Executive Vice President, Corporate Development, Strategic Alliances and General Counsel	2018	362,500	—		—	891,200	250,000		25,595	(4)	1,529,295
	2017	359,920	—		—	259,200	125,000		16,094		760,214
	2016	352,525	—		—	—	100,000		10,867		463,392
					—
Daryl J. Carlough Senior Vice President, Global and Corporate Controller	2018	293,000	—		81,750	389,900	137,250		21,527	(4)	923,427
	2017	277,500	—		—	64,800	140,000		23,634		505,934
	2016	269,150	—		—	—	106,575		15,204		390,929

Daniel Murphy Former Chief Financial Officer (8)	2018	62,394	—		—	—	—		327,557	(9)	389,951
	2017	429,450	—		—	259,200	210,000		26,692		925,342
	2016	420,536	—		—	—	157,500		20,174		598,210

(1)
Amounts represent the aggregate grant date fair value for restricted stock units and stock options granted in the fiscal year computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officers and there is no assurance that these grant date fair values will ever be realized by the Named Executive Officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1 of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2018 Fiscal Year, as filed with the SEC.

(2)
The performance-based, annual cash incentive bonuses earned in 2018 and paid in 2019 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2018, those earned in 2017 and paid in 2018 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2017 and those earned in 2016 and paid in 2017 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2016.

(3)
Pursuant to his employment agreement, Mr. LoCascio is entitled to an annual cash bonus with a target bonus of 100% of his base salary. On February 21, 2019 the Compensation Committee approved an annual bonus payment in respect of his performance for 2018 in the form of, at Mr. LoCasco’s option, a cash amount equal to his target bonus amount or a grant of restricted stock units with a value equal to 150% of his target annual bonus in lieu of a cash payment, which restricted stock units are subject to vesting in substantially equal installments on the first three anniversaries of the date of grant. The amount set forth in this column reflects the value equal to 150% of his target bonus amount.

(4)
Amount includes: (i) $45 for premiums for term life insurance paid by us on behalf of Mr. LoCascio, Ms. Greenberg, and Mr. Carlough and $38 and $34 paid by us on behalf of Mr. Spinelli and Mr. Greiner, respectively (ii) $6,000 for matching contributions to 401(k) plans paid by us on behalf of Mr. LoCascio, Mr. Greiner, Mr. Spinelli, Ms. Greenberg, and Mr. Carlough, and (iii) $22,524, $19,294, $7,898, $18,770 and $14,702 for Mr. LoCascio, Mr. Greiner, Mr. Spinelli, Ms. Greenberg, and Mr. Carlough respectively, for health, dental, vision and disability insurance, and (iv) $780 for transit paid by us on behalf of Ms. Greenberg and Mr. Carlough, and $585 and $552 for transit paid by us on behalf of Mr. LoCascio and Mr. Greiner respectively.

(5)	On December 28, 2017, the Compensation Committee approved and the Company granted a one-time cash payment of $1,000,000 to Mr. LoCascio in connection with the restatement of his employment agreement.
(6)     Mr. Greiner commenced employment with the Company on March 19, 2018.
(7)     Mr. Spinelli commenced employment with the Company on March 1, 2018.
(8)     Mr. Murphy’s last day of employment was February 23, 2018.

(9)
Amount represents (i) $318,150 in respect of severance payments received by Mr. Murphy in connection with the termination of his employment and (ii) $9,407 in respect of health, dental, vision and disability insurance and transit benefits.

Employment Agreements for our Named Executive Officers
Robert P. LoCascio, our Chief Executive Officer, was originally employed pursuant to an employment agreement entered into as of January 1, 1999. Following a comprehensive review by the Compensation Committee of the Board of Directors of applicable market and benchmarking data, with advice and input from the Compensation Committee’s independent executive compensation consultant, together with a review of certain strategic achievements by the Company, the Compensation Committee determined that it was in the best interest of the Company to enter into an updated employment agreement with Mr. LoCascio. Accordingly, an updated employment agreement was entered into with an effective date of December 27, 2017 (the “CEO Agreement”).
The term of the CEO Agreement commenced on December 31, 2017 and shall continue until December 31, 2020, with automatic extensions for successive one (1) year periods thereafter (the initial term with any successive term, the “Term”), unless either party provides written notice of non-renewal at least 90 days’ prior to the end of the then applicable Term, or unless earlier terminated by either party in accordance with the terms thereof.
The CEO Agreement provides, among other terms and conditions, for an updated compensation package for Mr. LoCascio. Pursuant to the CEO Agreement, Mr. LoCascio is entitled to receive a base salary of $611,820, subject to annual review and increase by the Board in its discretion. Mr. LoCascio is also eligible to receive a target annual bonus equal to 100% of his base salary, which target percentage is subject to annual increase by the Board in its discretion, and a maximum potential payment of 200% of target. The actual amount of the annual bonus for a given year is to be determined by the Board based on achievement of the relevant performance goals and metrics established by the Compensation Committee on an annual basis, the overall financial performance of the Company and such other factors as the Compensation Committee in its sole discretion shall deem reasonable and appropriate (the “CEO Bonus”). At the written election of Mr. LoCascio, the CEO Bonus, if any, (or portion thereof) may be paid in fully vested shares of common stock of the Company having a fair market value at the time of issuance equivalent in an amount equal to the portion of the CEO Bonus that Mr. LoCascio elects to convert into shares. In the event Mr. LoCascio remains employed by the Company or a successor entity following a Change of Control (as such term is defined in the CEO Agreement), the CEO Bonus for the then-current year shall be equal to the greater of (i) 100% of the amount of the CEO Bonus actually paid to Mr. LoCascio for the immediately preceding calendar year or (ii) the bonus target amount for the

CEO Bonus for the then current year; provided that if the CEO Bonus for the calendar year preceding the Change of Control has not been determined prior to the Change of Control, the amount of such bonus shall be determined by the Board and shall not be less than the target bonus for such year. In no event will the Company be obligated to pay more than one CEO Bonus for the same annual period. On February 21, 2019 the Compensation Committee approved and the Company granted Mr. LoCascio the CEO Bonus in respect of fiscal year 2018. Mr. LoCascio elected to receive the CEO Bonus in the form of restricted stock units equal to 150% of his target annual bonus in lieu of a cash payment. The restricted stock units granted to Mr. LoCascio will vest ratably over three years on February 21, 2020, 2021 and 2022, subject to Mr. LoCascio’s continued employment through each vesting date.

The CEO Agreement also provides that during the Term and for a period of (A) 12 months following a termination or cessation of employment in the event of a termination or cessation for which Mr. LoCascio is not receiving the base salary continuation portion of any severance or (B) 18 months following a termination or cessation of employment in the event of a termination or cessation for which Mr. LoCascio is receiving the base salary continuation portion of his severance, Mr. LoCascio is subject to restrictive covenants of (i) noncompetition, (ii) nonsolicitation of employees and independent contractors, and (iii) noninterference with customers, clients, prospective customers or clients. Additionally the CEO Agreement provides that payments may be subject to forfeiture or recoupment if required by law or regulation to which the Company becomes subject, or in the event of the Mr. LoCascio’s acts of embezzlement, fraud or dishonesty involving the Company or its affiliates that result in financial loss to the Company or its affiliates.
The CEO Agreement provides for certain payments upon Mr. LoCascio’s termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.
Christopher E. Greiner, our Chief Financial Officer, is party to an employment agreement with us dated March 19, 2018, that covers the terms and conditions of Mr. Greiner's employment. Pursuant to the agreement, as of the start date, Mr. Greiner was granted unvested RSUs in the amount of 60,000 shares and an unvested option to purchase 100,000 shares, each of which will vest 25% each year over four years beginning on the first anniversary of the date of grant. Furthermore, Mr. Greiner received a base salary of $470,000 and a target incentive compensation of $230,000. Mr. Greiner’s bonus is payable in the first quarter of the subsequent fiscal year, and will be determined by the Company in its sole discretion based on profitability and personal contributions to the Company. Upon annual review in April 2019, Mr. Greiner’s annual salary and target incentive compensation remained the same. The employment agreement we entered into with Mr. Greiner provides for certain payments upon termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.
Alexander Spinelli, our Global Chief Technology Officer, is party to an employment agreement with us dated March 1, 2018, that covers the terms and conditions of Mr. Spinelli's employment. Pursuant to the agreement, as of the start date, Mr. Spinelli was granted unvested RSUs in the amount of 200,000 shares and an unvested option to purchase 100,000 shares, each of which will vest 25% each year over four years beginning on the first anniversary of the date of grant. Furthermore, Mr. Spinelli received a base salary of $450,000 and a target incentive compensation of $450,000. For 2018, (i) eighty percent of Mr. Spinelli’s bonus was payable in equal quarterly installments in the last payroll of each fiscal quarter and (ii) twenty percent of the bonus in respect of 2018, and any bonus amount for future years, was (or is) payable in the first quarter of the subsequent fiscal year, and will be determined by the Company in its sole discretion based on profitability and personal contributions to the Company. Upon annual review in April 2019, Mr. Spinelli’s annual salary and target incentive compensation remained the same. The employment agreement we entered into with Mr. Spinelli provides for certain payments upon termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.
Monica Greenberg, our Executive Vice President, Corporate Development, Strategic Alliances and General Counsel, is party to an employment agreement with us, dated as of October 25, 2006, that covers the terms and conditions of Ms. Greenberg’s employment. Upon annual review in April 2019, Ms. Greenberg’s 2019 annual salary was adjusted to $400,000 and her target annual incentive compensation remained unchanged. The employment agreement we entered into with Ms. Greenberg provides for certain payments upon termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.
Daryl J. Carlough, our Senior Vice President, Global and Corporate Controller, is party to an employment agreement with us, dated as of September 6, 2013, that covers the terms and conditions of Mr. Carlough’s employment. The employment agreement we entered into with Mr. Carlough provides for certain payments upon Mr. Carlough’s termination. Upon annual review in April 2019, Mr. Carlough’s 2019 annual salary was adjusted to $311,200 and his target annual incentive compensation was adjusted to $140,040. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.

Potential Payments Upon Termination or Change-in-Control
The following table, footnotes and narrative disclosure describe and quantify the additional compensation that would have become payable to certain of our executives in connection with an involuntary termination of their employment or a change in control of LivePerson on December 31, 2018 pursuant to the employment agreements entered into with our Named Executive Officers. Where applicable, the amounts payable assume a $18.86 fair value of our common stock (the closing price of our common stock on December 31, 2018).

Named Executive Officer	Reason for Payment	Salary-Related Payments ($)		Bonus-Related Payments ($)		Accelerated Vesting of Equity Awards ($)		Other Benefits ($)
Robert P. LoCascio	Termination (i) without cause, (ii) for good reason or (iii) by Company notice of nonrenewal (not in connection with a change of control)	917,730	(1)	917,730	(2)	4,931,190	(3)	46,548	(4)
	Termination by reason of (i) death, (ii) Disability or (iii) notice of nonrenewal by Mr. LoCascio after reaching retirement age.	—		917,730	(2)	4,931,190	(3)	46,548	(4)
	Termination without cause or for good reason (in connection with a change of control)	917,730	(1)	917,730	(2)	5,544,571	(3)	46,548	(4)
	Change of control	—		—		2,772,286	(5)	—

Christopher E. Greiner	Termination without cause or for good reason not following a change of control	235,000	(6)	230,000	(7)	—		—
	Termination without cause or for good Reason following a change in control if employed less than 12 months	352,500	(8)	230,000	(7)	731,300	(9)	—
	Termination without cause or for good reason following a change of control if employed greater than 12 months	352,500	(8)	230,000	(7)	1,463,600	(10)	—

Alexander Spinelli	Termination without cause or for good reason not following a change of control	225,000	(6)	450,000	(7)	—		—
	Termination without cause or for good reason following a change in control if employed less than 24 months	225,000	(6)	450,000	(7)	2,104,000	(9)	—
	Termination without cause or for good reason following a change of control if employed greater than 24 months	225,000	(6)	450,000	(7)	4,208,000	(10)	—

Monica L. Greenberg	Termination without cause or constructively terminated, not following a change of control	181,250	(6)	—		1,730,050	(9)	5,124	(11)
	Termination without cause or constructively terminated, following a change in control	271,875	(8)	—		1,730,050	(9)	5,124	(11)

Daryl J. Carlough	Termination without cause (regardless of whether a change of control occurred)	76,250	(12)	—		—		—

(1)	Represents 18 months of Mr. LoCascio’s annual base salary as of December 31, 2018.

(2)	Represents 1.5 times Mr. LoCascio’s 2018 Fiscal Year bonus.

(3)
Represents the closing price of our common stock on December 31, 2018 less the exercise price, for the options, and stock awards held by Mr. LoCascio, multiplied by (a) for a qualifying termination not in connection with a change of control or in a result of death or disability, the number of unvested shares underlying the options or stock awards that would otherwise have vested in the two year period following termination of employment; and (b) for a qualifying termination in connection with a change of control, the total number of unvested shares underlying the options or stock awards.

(4)	Represents 18 months of company contributions toward premium payments for health insurance coverage under COBRA.

(5)
Represents the closing price of our common stock on December 31, 2018 less the exercise price, for the options, and stock awards held by Mr. LoCascio, multiplied by 50% the total number of unvested shares underlying the options or stock awards.

(6)	Represents Mr. Greiner’s, Mr. Spinelli’s, and Ms. Greenberg’s base salary as of December 31, 2018 for 6 months.

(7)	Represents Mr. Greiner’s and Mr. Spinelli’s 2018 Fiscal Year bonus.

(8)	Represents Mr. Greiner’s and Ms. Greenberg’s base salary as of December 31, 2018 for 9 months.

(9)
Represents the closing price of our common stock on December 31, 2018 less the exercise price for the options and stock awards held by Mr. Greiner, Mr. Spinelli and Ms. Greenberg, multiplied by the total number of unvested shares underlying the options.

(10)
Represents the closing price of our common stock on December 31, 2018 less the exercise price, for the options, and stock awards held by Mr. Greiner and Mr. Spinelli, multiplied by the number of unvested shares underlying the options or stock awards that would otherwise have vested in the two year period following termination of employment.

(11)	Represents up to 6 months of company contributions toward premium payments for health insurance coverage under COBRA.

(12)	Represents Mr. Carlough’s base salary as of December 31, 2018 for 3 months.
Robert P. LoCascio
Pursuant to the CEO Agreement, in the event of a termination of Mr. LoCascio’s employment by the Company for Cause (as such term is defined in the CEO Agreement), Mr. LoCascio would be entitled to the following: (i) his unpaid base salary and reimbursable expenses through date of termination; (ii) accrued benefits under Company plans and programs; and (iii) continued coverage under indemnification agreements and Company D&O insurance applicable to Mr. LoCascio ((i), (ii) and (iii) collectively, the “Accrued Benefits”). In the event of a termination of employment by Mr. LoCascio without Good Reason (as such term is defined in the Employment Agreement), or pursuant to a notice of nonrenewal delivered by Mr. LoCascio (prior to his reaching normal retirement age), Mr. LoCascio would be entitled to the Accrued Benefits plus (i) payment of his annual bonus for the prior year to the extent not yet paid; and (ii) all vested stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option.
In the event of a termination of Mr. LoCascio’s employment by the Company without Cause, by Mr. LoCascio for Good Reason (as such term is defined in the CEO Agreement), or pursuant to a notice of nonrenewal delivered by the Company (each, a “Qualifying Termination”), Mr. LoCascio would be entitled to the following: (i) the Accrued Benefits; (ii) his annual bonus for the prior year to the extent not paid; (iii) 18 months base salary continuation (“Base Salary Continuation”); (iv) a pro-rated annual bonus for the year of termination based on days worked, calculated as 1.5x the highest bonus paid for the 3 proceeding years, payable in a lump sum; (v) payment of what would have been the employer portion of the premiums for the Company’s group health insurance coverage to be put toward Mr. LoCascio’s COBRA continuation payments for 18 months (or until he is eligible for coverage through another employer) (the “COBRA Premium Contribution”); (vi) any stock options or restricted stock units held by Mr. LoCascio on the date of termination that would have vested in the 2 years following termination had he remained employed will immediately vest; and (vii) any stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option. In the event of a termination of Mr. LoCascio’s employment by reason of his death or Disability (as such term is defined in the Employment Agreement), or pursuant to a notice of nonrenewal delivered by Mr. LoCascio (after his reaching normal retirement age), Mr. LoCascio would be entitled to the same benefits payable upon a Qualifying Termination, except that the Base Salary Continuation will not be provided.

In the event a Qualifying Termination occurs within the 12 month period immediately following a Change in Control, Mr. LoCascio would be entitled to the following: (i) the Accrued Benefits; (ii) his annual bonus for the prior year to the extent not paid; (iii) Base Salary Continuation; (iv) his annual bonus for the current year calculated as 150% of the highest annual bonus actually paid for the 3 proceeding years, payable in a lump sum; (v) the COBRA Premium Contribution; (vi) any unvested stock options or RSUs held by Mr. LoCascio on the date of termination will immediately vest; and (vii) any stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option.
The CEO Agreement also provides that, in the event of a Change in Control, 50% of each of the unvested stock options and unvested restricted stock units held by Mr. LoCascio on the date of the Change in Control shall fully vest, subject to Mr. LoCascio’s employment on such date. In addition, in the event of a Change in Control, in the event that any of the payments or benefits provided by the Company to Mr. LoCascio would constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed under Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), then such Parachute Payments to be made to Mr. LoCascio shall be payable either (1) in full or (2) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in Mr. LoCascio’s receipt on an after-tax basis, of the greatest amount of economic benefits under the CEO Agreement, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax.
Christopher E. Greiner
If Mr. Greiner is terminated by us without Cause or resigns for Good Reason (as such terms are defined in his employment agreement) he is entitled to severance pay equal to six 6 months’ pay at his then current base salary rate and, if such termination occurs on or before the date that bonuses are paid for the fiscal year prior to termination, a payment equal to the bonus he would have received for the prior fiscal year had he remained employed on the date bonuses for such fiscal year are paid. In the event he terminates his employment due to Good Reason, then his severance pay shall be paid at the base salary rate immediately preceding any reduction thereof.

In the event Mr. Greiner is terminated within the 12-month period following a change in control by the Company without Cause, or by himself for Good Reason, Mr. Greiner is entitled to severance pay equal to 9 months’ pay at his then current base salary rate, and if such termination occurs on or before the date that bonuses are paid for the fiscal year prior to termination, a payment equal to the bonus he would have received for the prior fiscal year had he remained employed on the date bonuses for such fiscal year are paid. If Mr. Greiner has been employed by the Company for less than 12 months at the time his employment is terminated, the total number of shares of common stock that would have vested in the 24-month period following his termination date if he had remained employed shall become immediately vested and exercisable on the termination date. If Mr. Greiner has been employed by the Company for 12 months or more at the time his employment is terminated, all outstanding shares of common stock granted to him will become fully vested and exercisable on the termination date. In either case, the vested portion of any outstanding option and/or other equity awards held by Mr. Greiner shall remain exercisable for 90 days following the date of termination, but in no event later than the original term of the option as set forth in the applicable award agreement. In all cases, payment of the severance described above is subject to Mr. Greiner’s execution of a release of claims.

Alexander Spinelli
If Mr. Spinelli is terminated by the Company without Cause or resigns for Good Reason (as such terms are defined in his employment agreement) the Company will provide him with severance pay equal to six (6) months’ pay at his then current base salary rate and, if such termination occurs on or before the date that bonuses are paid for the fiscal year prior to termination, a payment equal to the bonus he would have received for the prior fiscal year had he remained employed on the date bonuses for such fiscal year are paid.  In the event Mr. Spinelli terminates his employment for Good Reason, then his severance pay shall be paid at the base salary rate immediately preceding any reduction thereof.

In the event Mr. Spinelli's is terminated within the 12-month period following a change in control by the Company without Cause, or by himself for Good Reason, Mr. Spinelli is entitled to severance pay equal to six (6) months’ pay at his then current base salary rate and if such termination occurs on or before the date that bonuses are paid for the fiscal year prior to termination, a payment equal to the bonus he would have received for the prior fiscal year had he remained employed on the date bonuses for such fiscal year are paid.  If Mr. Spinelli has been employed by the Company for less than 24 months at the time his employment is terminated, the total number of shares of common stock that would have vested in the 24-month period following his termination date if he had remained employed shall become immediately vested and exercisable on the termination date. If Mr. Spinelli has been employed by the Company for 24 months or more at the time his employment is terminated, all outstanding shares of common stock granted to him will become fully vested and exercisable on his termination date. In either case, the vested portion of any outstanding option and/or other equity awards held by Mr. Spinelli shall remain exercisable for 90 days following his date of termination, but in no event later than the original term of the option as set forth in the applicable award agreement. In all cases, payment of the severance described above is subject to Mr. Spinelli’s execution of a release of claims.
Monica L. Greenberg
If Ms. Greenberg is terminated by us without Cause (as defined by the employment agreement) or Ms. Greenberg is “constructively terminated,” (as defined in the employment agreement) then, subject to executing a release of claims, she is entitled to receive the following severance: (i) a lump sum severance payment equal to 6 months of her then current base salary, (ii) all of her outstanding options will accelerate and become exercisable upon such termination and will remain exercisable for up to 12 months following her termination, and (iii) up to 6 months of premium payments for health insurance coverage under COBRA.
If there is a change of control of the Company and Ms. Greenberg is terminated by us without Cause or Ms. Greenberg is “constructively terminated,” in each case within 12 months following the change of control, then subject to executing a release of claims, she will be entitled to receive the same severance benefits as described above except the lump sum severance payment will be equal to 9 months of her then current base salary.
Daryl J. Carlough
If Mr. Carlough is terminated by us without “cause” (as defined in his employment agreement), then subject to executing a release of claims, he will be entitled to 90 days’ notice, or at the option of the Company a lump sum severance payment equal to 90 days of his then current base salary.

Daniel Murphy
On November 9, 2017, the Company and Daniel Murphy entered into a Separation Agreement and General Release (the “Separation Agreement”) setting forth the terms and conditions of Mr. Murphy’s departure from the Company, which included a period of transition through February 23, 2018. In connection with Mr. Murphy’s transition and separation, and in exchange for Mr. Murphy’s performance under the Separation Agreement and signing of a general release of claims in favor of the Company, the following payments and benefits were provided to Mr. Murphy: (i) a 2017 bonus payment equal to Mr. Murphy’s 2017 bonus target amount of $210,000, (ii) the full vesting of any stock options and restricted stock units held by Mr. Murphy and unvested as of the separation date; (iii) a cash lump-sum severance payment equal to three months of Mr. Murphy’s current base salary; and (iv) the extension of the exercisability of all vested stock options held by Mr. Murphy as of his separation date (including those vested in connection with the Separation Agreement) for 180 days more than what would have applied under the terms of the applicable award agreements (for a total of 270 days). On February 16, 2018, the Separation Agreement with Mr. Murphy was amended to modify the ending date of Mr. Murphy’s Transition Period (as defined in the Separation Agreement), so that the Transition Period continued until February 23, 2018 which was his last date of employment.

Grants of Plan-Based Awards in 2018 Fiscal Year
The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in 2018, including performance-based awards.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Robert P. LoCascio		—	611,820	—
	2/16/2018				—	250,000	12.45	1,392,500

Christopher E. Greiner		—	230,000	—
	3/19/2018				60,000	—		933,000
	3/19/2018				—	100,000	15.55	699,000

Alexander Spinelli		—	450,000	—
	3/1/2018				—	100,000	14.5	650,000
	3/1/2018				200,000	—		2,900,000

Monica L. Greenberg		—	200,000	—
	2/16/2018				—	160,000	12.45	891,200

Daryl J. Carlough		—	137,250	—
	2/16/2018				—	70,000	12.45	389,900
	4/25/2018				5,000	—		81,750

Daniel Murphy		—	—	—	—	—	—	—

(1)
Amounts shown represent the target awards that could have been earned by the Named Executive Officer under the Company’s annual cash incentive bonus plan for these executives. There were no threshold or maximum bonus opportunities. The target amount could be exceeded based on performance metrics. Awards are based on achievement of individual performance objectives, Company performance as measured by adjusted EBITDA and the achievement of strategic objectives. The Compensation Committee retains discretion to adjust the bonus amount paid to any employee or executive up or down, regardless of that person’s target bonus or specific corporate performance metrics. Additional information about these bonus opportunities appear in the section of this Proxy Statement entitled “Compensation Discussion and Analysis.” The actual incentives earned in 2018 and paid in 2019 are reflected in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

(2)
Amounts represent the aggregate grant date fair value for restricted stock units and stock options granted in the fiscal year computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules.

Outstanding Equity Awards at End of 2018 Fiscal Year

The following table sets forth information concerning outstanding equity awards held by each of the Named Executive Officers as of the end of the 2018 Fiscal Year.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Robert P. LoCascio	3/5/2009	25,000	—	1.79	3/5/2019	—		—
	4/22/2011	400,000	—	13.28	4/22/2021	—		—
	9/4/2012	100,000	—	16.98	9/4/2022	—		—
	7/1/2013	70,000	—	9.24	7/1/2023	—		—
	4/25/2014	100,000		10.13	4/25/2024	—		—
	5/5/2017	30,000	50,000	7.60	5/5/2027	—		—
	2/16/2018	—	250,000	12.45	2/16/2028	—		—
	6/16/2015	—	—	—	—	12,500	(3)	235,750
	12/28/2017	—	—	—	—	166,666	(4)	3,143,321

Christopher E. Greiner	3/19/2018	—	100,000	15.55	3/19/2028	—		—
	3/19/2018	—	—	—	—	60,000	(5)	1,131,600

Alexander Spinelli	3/1/2018	—	100,000	14.50	3/1/2028	—		—
	3/1/2018	—	—	—	—	200,000	(5)	3,772,000

Monica L. Greenberg	6/17/2010	20,750	—	7.02	6/17/2020	—		—
	9/1/2011	23,000	—	11.33	9/1/2021	—		—
	9/4/2012	25,000	—	16.98	9/4/2022	—		—
	7/1/2013	25,000	—	9.24	7/1/2023	—		—
	4/25/2014	35,000	—	10.13	4/25/2024	—		—
	5/5/2017	30,000	50,000	7.6	5/5/2027	—		—
	2/16/2018	—	160,000	12.45	2/16/2028
	6/16/2015	—	—	—	—	7,500	(3)	141,450

Daryl J. Carlough	10/31/2013	50,000	—	9.34	10/31/2023	—		—
	4/25/2014	10,500	—	10.13	4/25/2024	—		—
	5/5/2017	7,500	12,500	7.60	5/5/2027	—		—
	2/16/2018	—	70,000	12.45	2/16/2028	—		—
	4/25/18	—	—	—	—	2,500	(3)	47,150
	6/16/2015	—	—	—	—	5,000	(3)	94,300

Daniel Murphy	—	—	—	—	—	—		—

(1)
The total original number of shares subject to each stock option grant listed above vests as to 25% of the original number of shares covered by each stock option grant on the first anniversary of the grant date of each stock option (the “Grant Date”) and as to an additional 25% of the original number of shares at the end of each successive anniversary of the Grant Date until the fourth anniversary of the Grant Date, subject to the executive's continued service with the Company through each vesting date and any acceleration provisions set forth in each executive’s employment agreement as described above in “Employment Agreement for our Named Executive Officers.” Options granted in 2017, however, vested as to 25% of the original number of shares covered by each stock option grant on the first anniversary of the grant date and as to 6.25% of the original number of shares at the end of each quarter thereafter.

(2)	The market value of unvested restricted stock units is based on the closing market price of the Company's Common Stock on December31, 2018 of $18.86.

(3)
The total original number of units subject to the restricted stock unit award listed above vests over four years, with 25% of the units vesting on the first anniversary of the grant date and the balance vesting in equal quarterly installments over the following 36 months.

(4)	The total original number of units subject to each restricted stock unit award listed above vests over three years, with 33.33% of the units vesting on each anniversary of the grant date.

(5)
The total original number of units subject to each restricted stock unit award listed above vests over four years, with 25% of the units vesting on the first anniversary of the grant date and the balance vesting in equal annual installments on each anniversary of the grant date.

Option Exercises and Stock Vested in 2018 Fiscal Year
The following table sets forth information concerning the number of shares acquired and the value realized by the Named Executive Officers as a result of stock option exercises and stock awards vesting in 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Robert P. LoCascio	—	—	108,334	2,082,762
Christopher E. Greiner	—	—	—	—
Alexander Spinelli	—	—	—	—
Monica Greenberg	93,750	1,021,875	15,000	318,150
Daryl J. Carlough	10,000	146,709	5,000	106,050
Daniel Murphy	450,000	3,377,516	43,750	416,712
(1)     Of the gross number of shares reported as vested, 56,659, 6,421, 1,734 and 6,039, were withheld by the Company to cover the executives' tax withholding obligation for Mr. LoCascio, Ms. Greenberg, Mr. Carlough and Mr. Murphy respectively.
(2) Represents the aggregate value realized on vesting of restricted stock units based on the closing market price of the Company’s common stock on the vesting date for the specific grant.
Equity Compensation Plan Information
The following table summarizes the number of securities underlying outstanding options and restricted stock units granted to employees and directors, as well as the number of securities remaining available for future issuance, under LivePerson’s equity compensation awards as of December 31, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,387,659	$11.80	3,514,366 (3)
Equity compensation plans not approved by security holders	1,614,931	$16.77	6,717(4)
Total	9,002,590	—	3,521,083

(1)
Consists of options to purchase shares of our common stock, as well as restricted stock unit awards and performance stock units, each representing the right to acquire shares of our common stock. In respect of the plans approved by security holders, including the 2000 Stock Incentive Plan and 2009 Stock Incentive Plan, the number of shares reported represents 5,848,854 shares subject to stock options and 1,538,805 restricted stock units. In respect of the plan not approved by security holders, including the Inducement Plan, number of shares reported represents 420,627 shares subject to stock options, 1,021,689 restricted stock units and 172,615 performance stock units

(2)
The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock unit awards or performance stock units, which have no exercise price.

(3)	Consists of 2,636,544 shares remaining available for issuance under the 2009 Stock Incentive Plan and 877,822 shares remaining available for issuance under the 2010 Employee Stock Purchase Plan.

(4)	Consists of 6,717 shares remaining available for issuance under the Inducement Plan (described below).

LivePerson Inc. 2018 Inducement Plan

On January 19, 2018, the Board adopted the LivePerson Inc. 2018 Inducement Plan (the “Inducement Plan”), which provides for the grants of awards of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock and cash-based awards to persons who have not previously been an employee or director of the Company, or an individual following a bona fide period of non-employment with the Company, as an inducement for the individual’s entering into employment with the Company. The purpose of the Inducement Plan is to help the Company provide an inducement to attract and retain the employment services of new employees, to motivate those new employees whose potential contributions are important to the success of the Company to accept an offer of employment by providing them with equity ownership opportunities, and to advance the interests of the Company’s stockholders by providing incentives to those eligible individuals who are expected to make important contributions to the Company.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, the Board will make equitable adjustments to the maximum number and type of shares or other securities that may be issued under the Inducement Plan, the maximum number and type of shares that may be granted to any participant in any calendar year, the number and type of shares subject to outstanding awards, the exercise price or grant price of outstanding awards and other necessary adjustments in connection with the Inducement Plan.
The Inducement Plan is administered by the Board. Pursuant to the terms of the Inducement Plan, subject to applicable law, the Board may delegate certain authority under the Inducement Plan to one or more committees or subcommittees of the Board or one or more officers of the Company satisfying applicable laws. Subject to the provisions of the Inducement Plan, the Board has the power to select the recipients of awards, to determine the number of shares subject to any award, to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards, to determine whether, and the extent to which, adjustments are required under the Inducement Plan, and to determine the terms and conditions of awards. The Board may also modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Inducement Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
The Inducement Plan permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock and cash-based awards to persons who have not previously been an employee or director of the Company, or an individual following a bona fide period of non-employment with the Company, as an inducement for the individual’s entering into employment with the Company.
Stock Options
The Board may grant stock options under the Inducement Plan. The number of shares covered by each stock option granted to a participant (subject to the Inducement Plan’s stated limit) and all other terms and conditions will be determined by the Board. The stock option exercise price is established by the Board and must be at least 100% of the fair market value of a share on the date of grant. Consistent with applicable laws, regulations and rules, and to the extent authorized by the Board, payment of the exercise price of stock options may be made in one of more of the following: (i) cash or check, (ii) broker assisted cashless exercise, (iii) shares of our common stock, (iv) net exercise, (v) delivery to the Company of a promissory note, (vi) any other lawful means, or (vii) any combination of these permitted forms of payment. The Inducement Plan prohibits decreasing the exercise price of an option or cancelling an option and replacing it with an award with a lower exercise price.
After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the applicable stock option agreement. Unless otherwise provided by the Board, unvested stock options will generally expire upon termination of the participant’s employment and vested stock options will generally expire immediately following a termination for cause. In no event, however, may a stock option be exercised beyond its original expiration date. The term of a stock option will not exceed 10 years from the date of grant.
Stock Appreciation Rights
The Board may grant stock appreciation rights under the Inducement Plan. Stock appreciation rights typically provide for the right to receive the appreciation in the fair market value of our common stock between the grant date and the exercise date. The Board may grant stock appreciation rights either alone or in tandem with a stock option granted under the Inducement Plan. The number of shares of Company common stock covered by each stock appreciation right (subject to the Inducement Plan’s stated limit) and all other terms and conditions will be determined by the Board. Stock appreciation rights are generally subject to the same terms and limitations applicable to options or, when granted in tandem with an option, to the same terms as the option. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Board, in its sole discretion. Unless otherwise approved by the Company’s stockholders, the Inducement Plan prohibits decreasing the exercise price of a stock appreciation right or canceling a stock appreciation right and replacing it with an award with a lower exercise price.
Restricted Stock
The Board may award shares of restricted stock under the Inducement Plan. Shares of restricted stock are shares that vest in accordance with the terms and conditions established by the Board in its sole discretion. The Board will determine the terms of any restricted stock award, including the number of shares subject to such award (subject to the Inducement Plan’s stated limit), and the minimum period over which the award may vest. Specifically, with respect to restricted stock awards with solely time-based vesting, generally no portion of the award may vest until the first anniversary of the date of grant, no more than one-third of the award may be vested prior to the second anniversary of the date of grant, and no more than two-thirds of the award may be vested prior to the third anniversary of the date of grant. With respect to restricted stock awards that do not vest solely based on the passage of time, generally no portion of the award may vest prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). These minimum vesting schedules do not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the Inducement Plan. Participants holding restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, which dividends shall be accrued and become payable when and if the restricted stock vests. When the restricted stock award conditions are satisfied, the shares will no longer be subject to forfeiture as the participant is vested in the shares and has complete ownership of the shares.
Restricted Stock Units
The Board may also grant an award of restricted stock units under the Inducement Plan. A restricted stock unit is a bookkeeping entry representing an amount equivalent to the fair market value of one share of our common stock. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit award. The Board will determine the terms of any restricted stock unit award, including the number of shares covered by such award (subject to the Inducement Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards. Restricted stock unit awards may include a dividend equivalent right feature, but any dividends payable to stockholders will accrue with respect to the restricted stock unit and become payable only when and if the underlying restricted stock unit vests. When the participant satisfies the conditions of a restricted stock unit award, the Company will pay the participant cash or shares of our common stock to settle the vested restricted stock units. The Board may permit a participant to elect to defer the settlement of his or her vested restricted stock unit award until a later date; provided that such deferral election must be made pursuant to an exemption from, or in compliance with, Code Section 409A.
Other Stock-Based and Cash-Based Awards
Under the Inducement Plan, the Board may also grant awards of shares of our common stock or other awards denominated in cash. The Board will determine the terms of any such stock-based or cash-based award, including the number of shares or amount of cash, as applicable, covered by such award (subject to the Inducement Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards.

Performance Awards
The Board may grant performance awards under the Inducement Plan. Performance awards provide participants with the opportunity to earn a payout subject to the award only if certain performance goals or other vesting criteria are achieved. The Board will establish the performance goals or other vesting in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. The Board has discretion to determine other terms of the performance award, including the number of shares or value subject to a performance award (subject to the Inducement Plan’s stated limit), the period as to which performance is to be measured (which may be no shorter than a one-year period), any applicable forfeiture provisions, and any other terms and conditions consistent with the Inducement Plan. After the completion of the performance period applicable to the award, the Board will measure performance against the applicable goals and other vesting criteria and determine whether any payment will be made under the award. If the participant satisfies the conditions of the performance share award, the Company will pay the participant cash or shares or any combination of both to settle the award.
Performance Goals
The Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on certain performance goals (as described below). The performance criteria for each such performance award will be based on one or more of the following measurable performance goals: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/ or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, (o) introduction of new products, (p) expansion into new markets or (o) achievement of any other strategic, operational goals or such other individual performance measures as the Board may determine.
These performance goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Board; and (iii) shall be set by the Committee at a time that the accomplishment of such goals is reasonably uncertain. The Committee may adjust downwards or upwards, the cash or number of shares payable pursuant to such awards, and the Committee may waive the achievement of the applicable performance measures in its discretion.
Transferability of Awards
Awards granted under the Inducement Plan generally may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. The Board may in its sole discretion permit and subject to certain conditions provide for the gratuitous transfer of an award to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof to the extent permitted under Form S-8 under the Securities Act of 1933, as amended.
Reorganization Event
In the event of a reorganization event, each outstanding award will be treated as the Board determines, including, without limitation, that each award may be assumed or an equivalent option or right substituted by the successor corporation, or in the case of stock options, may be terminated after giving holders notice of such pending termination and a change to exercise the option prior to the reorganization event. In addition, the vesting of awards that are unvested at the time of a reorganization event does not automatically accelerate, but the Board may cause any vesting to accelerate or restrictions lapse in connection with the reorganization event. In the case that stockholders are receiving a cash payment for each share in a reorganization event, the Board may also provide that all awards will be cancelled in connection with the reorganization event in exchange for the holder of such award receiving a cash payment for each share underlying the award in the same amount as the stockholders receive, or, in the case of options, the excess, if any, between the amount a stockholder is receiving and the exercise price of the stock option. The

Board will generally not be required to treat all awards, all awards held by a participant, or all awards of the same type, similarly in the transaction. Upon the occurrence of a liquidation or dissolution of the Company, except to the extent specifically provided otherwise in the restricted stock or restricted stock unit award agreement or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock and restricted stock unit awards then outstanding will automatically be deemed terminated or satisfied.
Amendment and Termination; Forfeiture Events
The Board may amend the Inducement Plan at any time and for any reason. The Board of Directors may also suspend or terminate the Inducement Plan at any time and for any reason. The 2019 Incentive Plan will terminate on January 19, 2028 unless terminated earlier by the Board. The termination or amendment of the Inducement Plan may not materially and adversely affect the rights of participants under the Inducement Plan.
The Board may specify in any award agreement that the participant’s rights, payments and benefits with respect to the award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the award.
Nonqualified Deferred Compensation

The following table summarizes the nonqualified deferred compensation attributed to each of the named executive officers during the fiscal year ended December 31, 2018.

Name	Beginning Balance ($)	Executive contributions in Last FYE ($) (1)	Registrant contributions in Last FYE ($)	Aggregate earnings in Last FYE ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($) (1)
Daryl J. Carlough	21,121	11,575	—	18,867	—	51,563
(1) The full amount of the executive’s contributions in the last fiscal year is included in the amounts reported in the Summary Compensation Table in 2018, and the full balance as the end of the last fiscal year consists of amounts reported in the Summary Compensation Table for prior years.
The Company’s nonqualified deferred compensation plan provides an opportunity for certain designated key employees, including our named executive officers, and directors who elect to participate to defer a portion of their salary (or board fees) and annual incentive bonus compensation, subject to maximum limits that may be set by the administrator of the plan. The Company may, but does not currently, match deferrals elected by the participants nor does the Company make other employer contributions to participant’s accounts at this time.
Distributions can be made upon separation from service, unforeseeable emergency, disability or death, on an in-service specified date, or in the event of a change of control of the Company. Distribution timing is elected by the plan participant at the time the participant makes a deferral election, or as subsequently changed in accordance with applicable law. At the time of an election deferral, the participant also selects investment funds from a range of options which are used to determine the value of a participant’s account, as earnings and losses on each account are determined based on the performance of the investment funds selected by the participant.

CEO Pay Ratio Disclosure
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our Chief Executive Officer, and the ratio of these two amounts.
Using the methodology described below, and calculated in accordance to Item 402(u) of Regulation S-K, the ratio of the total annual compensation for the CEO to our estimated median employee was approximately 25 to 1.
We identified our median employee by examining the total cash compensation paid during our 2018 fiscal year to employees who were employed by us on December 31, 2018. This included our full-time, part-time and seasonal employees, subject to certain exceptions for employees in foreign jurisdictions as described below. We believe that total cash compensation reasonably reflects the annual compensation of our employee population worldwide. We examined our internal payroll and similar records in order to determine total cash compensation paid to our employees included in our calculations. For employees in foreign jurisdictions, we converted amounts paid in foreign currencies to U.S. dollars using the exchange rates we utilized in connection with the preparation of our 2018 annual financial statements.

The total number of employees in the jurisdictions identified below as excluded under the de minimus exception are less than 5% of the total workforce of 1,432 employees and have been excluded from the analysis as permitted by the SEC’s disclosure rules, while the employees in the U.S., the U.K., Israel, Australia and Germany jurisdictions have been included in the analysis.

Location	Total	% of Total
Excluded due to De Minimis exemption
Canada	5	0.35%
France	8	0.56%
Italy	5	0.35%
Japan	13	0.91%
Netherlands	9	0.63%
Singapore	2	0.14%
Subtotal	42	2.93%

Included in basis for identification of Median Employee
Australia	68	4.75%
Germany	56	3.91%
Israel	501	34.99%
United Kingdom	78	5.45%
United States	687	47.97%
Subtotal	1,390	97.07%
Grand Total	1,432	100%

After identifying the estimated median employee using total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement. The median employee is a non-U.S. resident; therefore, we converted amounts paid to the median employee in foreign currencies to U.S. dollars using the exchange rates we utilized in connection with the preparation of our 2018 annual financial statements.
Total compensation for the CEO was approximately $2,951,204 and the reasonably estimated total compensation of the median employee was $115,989.29. Therefore, our 2018 CEO to median employee estimated pay ratio is 25 to 1.
The SEC rules for identifying the median employee and calculating that employee’s annual total compensation allows companies to make reasonable assumptions and estimates, and to apply a variety of methodologies and exclusions that reflect their compensation practices. We believe the pay ratio provides a reasonable estimate of the required information calculated in a manner consistent with Item 402(u) of Regulation S-K.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions. In light of the various assumptions, estimates, methodologies and exclusions that may be used in accordance with the pay ratio disclosure rules, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different compensation practices, and may utilize different assumptions, estimates, methodologies and exclusions in calculating their own pay ratios.

Compensation of Directors in 2018 Fiscal Year
The following table sets forth information concerning the compensation of our non-employee directors in the 2018 Fiscal Year.
Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Peter Block	41,250	273,600	314,850
Kevin C. Lavan	61,250	273,600	334,850
Jill Layfield	57,750	273,600	331,350
Fred Mossler	41,250	273,600	314,850
William G. Wesemann	54,000	273,600	327,600

(1)
This column represents the aggregate grant date fair value of stock options granted to each non-employee director in the 2018 Fiscal Year computed in accordance with FASB ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the non-employee directors and there is no assurance that these grant date fair values will ever be realized by the non-employee directors. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1 of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2018 Fiscal Year, as filed with the SEC.

(2)	As of December 31, 2018, the number of shares underlying unexercised stock options were: Mr. Block, 190,000; Mr. Lavan, 205,000; Ms. Layfield, 95,000; Mr. Mossler 95,000; and Mr. Wesemann, 220,000.
In 2018, based on a review of market data regarding non-employee director compensation, in order to align with median non-employee director compensation of our peer group companies, the Board determined that, effective as of June 2018, the annual cash stipend for our non-employee directors was to be $32,000, and the annual equity grant for our non-employee directors will continue to be an option to purchase 30,000 shares of our common stock, which options are to be granted on the date of each annual meeting of stockholders pursuant to our 2009 Stock Incentive Plan (or any successor plan). Annual equity grants for our non-employee directors typically vest over one year, while first year grants vest immediately. For 2019, equity grants to directors will instead be in the form of either restricted stock units or stock options, at the director’s election, with a value of $160,000, which grants will vest over one year.
Effective 2018 and at the recommendation of four outside compensation consultants the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee receive an annual cash stipend of $20,000, $14,500 and $7,500, respectively. Committee members receive $8,250, $6,250, and $3,000 for the Audit, Compensation, and Nominating and Governance, respectively.
In addition to the annual grants, non-employee directors are granted options to purchase 35,000 shares of our common stock upon their election to the Board of Directors. These non-employee director option grants are made under our 2009 Stock Incentive Plan (or successor plan).
Directors who are also our employees receive no additional compensation for their services as directors.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee of our Board of Directors during the 2018 Fiscal Year were Ms. Layfield (Chair), Mr. Block, Mr. Lavan, Mr. Mossler and Mr. Wesemann.

During the 2018 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•
none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•
none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

Recent Sales of Unregistered Securities
In March 2019, we completed a private offering of an aggregate of $230 million principal amount of our 0.750% Convertible Senior Notes due 2024 (the "Notes") to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The initial conversion rate of the Notes is 25.9182 shares of our common stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $38.58 per share of our common stock).
Concurrent with the pricing of the Notes, we entered into privately negotiated capped call transactions with certain counterparties (the "capped calls"). The capped call transactions are expected generally to reduce the potential dilution to holders of our common stock upon conversion of the Notes and/or offset any cash payments we are required to make in excess of the principal amount of the converted Notes, as the case may be, upon any conversion of the Notes, with such reduction and/or offset subject to a cap initially equal to $57.16 (which represents a premium of approximately 100% over the last reported sale price of $28.58 per share of our common stock on February 27, 2019).

Certain Relationships and Related Party Transactions
Any transaction or series of transactions, of which the aggregate amount involved exceeded or may be reasonably expected to exceed $120,000, in which we participate and a related person has a material interest would require the prior approval by our Board of Directors. In such cases, the Board of Directors would review all of the relevant facts and circumstances and would take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a transaction relates to a director, that director would not participate in the Board of Directors’ deliberations.
Related persons would include a member of our Board of Directors and our executive officers and their immediate family members. It would also include persons controlling over five percent of our outstanding common stock. Under our written policy on conflicts of interest, all of our directors, executive officers and employees have a duty to report to the appropriate level of management potential conflicts of interests, including transactions with related persons.
Pursuant to our Audit Committee Charter, our Audit Committee is responsible for reviewing potential conflict of interest situations and approving, on an ongoing basis, all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K. In particular, our Audit Committee Charter requires that our Audit Committee approve all transactions between the Company and one or more directors, executive officers, major stockholders or firms that employ directors, as well as any other material related party transactions that are identified in a periodic review of our transactions. In considering a related party transaction, the Audit Committee will consider such factors as it deems appropriate, including, without limitation, the commercial reasonableness of the terms, if the terms are judged to be the same as a transaction made on an arm’s-length basis, the benefit or perceived benefit (or lack thereof) to the Company, the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship, opportunity costs and availability of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and any actual or apparent conflict of interest of the related person.

Since the beginning of the 2018 Fiscal Year, the Company has not been a participant in any transaction with a related person other than the agreements and transactions described below.
Indemnification Agreements with Directors and Executive Officers
Our Fourth Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws, as amended, provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. We monitor developments in Delaware law in order to provide our directors and officers the highest level of protection under the law. Our Board approved an updated form of indemnification agreement which was filed as an exhibit to our 2011 Annual Report on Form 10-K. The form of indemnification agreement used by the Company contains provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain highly qualified individuals to serve the Company. We also have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.
Other Relationships and Transactions
On February 21, 2018, Ms. Monica Greenberg, our Executive Vice President, Corporate Development, Strategic Alliances and General Counsel, sold to the Company and the Company repurchased, 93,750 shares of Common Stock held by Ms. Greenberg at a price of $14.35 per share, the closing market price of the shares on the date of repurchase, for an aggregate purchase price of $1,345,312.50.
On March 1, 2019, Mr. Robert LoCascio, our Chairman of the Board and Chief Executive Officer sold to the Company and the Company repurchased, 14,128 shares of Common Stock held by Mr. LoCascio at a price of $28.35 per share, the closing market price of the shares on the date of repurchase, for an aggregate purchase price of $409,033.80.
Digital Management LLC, doing business as DMI (“DMI”). DMI provides us with system integration services.  Stacy Greiner, who is the wife of Christopher E. Greiner, our Chief Financial Officer, is the Chief Marketing Officer of DMI.  We procure services from DMI on terms no less favorable to us than those that could be obtained in arm’s length dealings with an unaffiliated third party. We paid DMI $243,000 for the services they provided to us during the 2018 Fiscal Year.  We also have accrued up to $400,000 year-to-date for the services they have provided to us during the current fiscal year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Membership and Role of the Audit Committee
The Audit Committee consists of the following members of the Company’s Board of Directors: Kevin C. Lavan (Chair), Jill Layfield and William G. Wesemann. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is an “audit committee financial expert” as defined by the SEC.
The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The Audit Committee charter is available at http://www.liveperson.com/company/ir/corporate-governance.
Review of the Company’s Audited Consolidated Financial Statements for the 2018 Fiscal Year
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor for the Company’s 2018 fiscal year, BDO USA, LLP, was responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted accounting principles.
In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2018 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with BDO USA, LLP, the Company’s independent registered public accounting firm for the 2018 Fiscal Year, the matters required to be discussed by PCAOB Auditing Standard No. 1301 (“Communication with Audit Committees”), as amended, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements. In addition, the Audit Committee has also received the written disclosures and the letter from BDO USA, LLP required by Public Company Accounting Oversight Board independence standards, as amended, and the Audit Committee has discussed with BDO USA, LLP the independence of that firm from the Company.
Conclusion
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2018 Fiscal Year for filing with the SEC.
Not all of the members of the Audit Committee are professionally engaged in the practice of auditing or accounting and all are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations, efforts and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that BDO USA, LLP is in fact “independent.”

Submitted by the Audit Committee of the Company’s Board of Directors:
Kevin C. Lavan (Chair)
Jill Layfield
William G. Wesemann
The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PROPOSAL TWO - RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed the firm of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, including each quarterly interim period, and the Board of Directors is asking the stockholders to ratify this appointment.
Although stockholder ratification of the Audit Committee’s appointment of BDO USA, LLP is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.
A representative from BDO USA, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Fees Billed to the Company for Services Rendered during the Fiscal Years Ended December 31, 2018 and 2017
BDO USA, LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2017.

Fiscal Years 2018 and 2017 Accounting Fees
Fees	2018 Fiscal Year	2017 Fiscal Year
Audit Fees(1)	$946,362	$680,299
Audit-Related Fees(2)	$—	$5,000
Tax Fees(3)	$12,127	$32,955
All Other Fees(4)	$—	$—

(1)    “Audit Fees” consists of fees for professional services rendered in connection with the audit of the Company’s consolidated annual financial statements, the review of the Company’s interim condensed consolidated financial statements included in quarterly reports, the audits in connection with statutory and regulatory filings or engagements and the audit of the Company’s internal controls over financial reporting.
(2)    “Audit-Related Fees” consists primarily of fees for professional services rendered in connection with the audits of the Company’s employee benefit plan and acquisition accounting due diligence.
(3)    “Tax Fees” consists of fees billed for professional services rendered for tax compliance, tax consulting and tax planning services.
(4)    “All Other Fees” - none.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.
As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule is specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the year.
A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.
Required Vote
The affirmative vote of the majority of the shares of common stock represented and voting at the Annual Meeting at which a quorum is present and entitled to vote is required to ratify the Audit Committee’s selection of BDO USA, LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the Company’s or our stockholders’ best interests.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL TWO TO RATIFY THE AUDIT COMMITTEE’S SELECTION OF BDO USA, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

PROPOSAL THREE - ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
At our 2017 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to Named Executive Officer compensation be presented to the Company’s stockholders every year. This non-binding advisory vote is commonly referred to as a “say on pay” vote. Our Board of Directors adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are requesting your advisory approval of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 15 to 42 of this Proxy Statement.

As more fully described in this Proxy Statement under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, to reward officers’ individual performance against objectives that achieve the Company’s strategy and the creation of long term value for stockholders and to provide a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking.

We believe we utilize a well-proportioned mix of security-oriented compensation, retention benefits and at-risk compensation which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide each of our Named Executive Officers a measure of security in the base compensation that the individual is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company, as well as incentives for executive retention. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives.

The Compensation Committee and the Board of Directors believe that the design of our executive compensation program, and hence the compensation awarded to our Named Executive Officers under the current program, fulfills the objectives set forth above.

We encourage you to carefully review the “Compensation Discussion and Analysis” beginning on page 15 of this Proxy Statement for additional details on LivePerson’s executive compensation, including LivePerson’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our Named Executive Officers in the 2018 Fiscal Year.

We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to approve, on an advisory basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to LivePerson, Inc.’s Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth on pages 15 to 42 of this Proxy Statement, is hereby approved.”

Required Vote

Although, as an advisory vote, this proposal is not binding upon us or the Board, the Compensation Committee, which is responsible for recommending to the full Board the amount and form of compensation to be paid to our executive officers, including our Named Executive Officers, will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable actions. The affirmative vote of the majority of the shares of common stock represented and voting at the Annual Meeting at which a quorum is present and entitled to vote is required to approve this Proposal Three.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL THREE, AND APPROVE THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVES OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL FOUR - APPROVAL OF THE 2019 STOCK INCENTIVE PLAN
LivePerson, Inc. (the “Company”) seeks approval of its 2019 Stock Incentive Plan (the “2019 Incentive Plan”) to replace the LivePerson, Inc. 2009 Stock Incentive Plan (the “2009 Incentive Plan”). The 2009 Incentive Plan, which has been maintained by the Company since June 2009 and was most recently amended and restated in 2017, will expire under its terms on June 9, 2019. Our Board of Directors (the “Board”) adopted the 2019 Incentive Plan on April , 2019 in order to continue, subject to stockholder approval, to utilize equity-based compensation as a method of attracting, retaining and motivating key employees (and other eligible persons). In connection with the adoption of the 2019 Incentive Plan, the Board has authorized 4,250,000 shares to be available for issuance under the terms of the 2019 Incentive Plan, plus that number of shares that remains available for grants under the 2009 Incentive Plan upon its expiration (the “Remaining Pool”). As of April 1, 2019, the Remaining Pool included approximately 2,623,764 shares. The Company anticipates that, after the projected annual grants are made for 2019 in the ordinary course, the Remaining Pool will include approximately 225,768 shares. Whether the 4,250,000 new shares will be available for grant depends on whether our stockholders approve of the 2019 Incentive Plan under this Proposal Four. In addition, if the 2019 Incentive Plan is not approved by our stockholders, following the expiration of the 2009 Incentive Plan on June 9, 2019, the Company will no longer be authorized to grant equity awards to its employees and other eligible individuals. This may adversely impact the Company because the Company would have no ability to offer equity compensation as part of compensation packages, which takes away a key element of compensation opportunity for key employees, including our named executive officers. In addition, if the Company is no longer authorized to grant equity awards to its employees and other eligible individuals this will put additional pressure on increasing cash-based compensation in order to maintain appropriate compensation incentives and would work against the Company’s philosophy of aligning the interests of our executive team with the interest of our stockholders.
The purpose of the 2019 Incentive Plan is to advance the interests of the Company’s stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Our Board of Directors believes strongly that the approval of the 2019 Incentive Plan is essential to our continued success. In particular, we believe that the awards permitted under the 2019 Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals and are crucial to our ability to motivate our employees to achieve the Company’s goals.
Approval of the 2019 Incentive Plan is needed at this time principally to adopt a new equity-compensation plan to replace the 2009 Incentive Plan, for which the term is expiring, and to replenish the pool of shares available for grant as equity and equity-based awards. The number of shares available for equity and equity-based grants to employees has not been refreshed since our annual stockholder meeting in June 2017, at which time 4,000,000 shares were added to the reserve under the 2009 Incentive Plan. Our grant practices and share usage following the 2017 approval remained consistent with the intended outcome, as forecasted at that time, for the reserved share pool to last until the 2009 Incentive Plan’s expiration under its terms. It is expected that, at the time of the Annual Meeting, less than 2.8% of the prior pool under the 2009 Incentive Plan will remain available for issuance as new grants. In addition to the 2009 Incentive Plan, in 2018 the Company also granted inducement awards to individuals being recruited to join the Company, with such awards becoming effective upon such individuals commencement of employment. Inducement awards were granted pursuant to the terms of the Company’s 2018 Inducement Plan, in connection with individuals joining the Company as the result of certain strategic business acquisitions, the recruitment of key management executive positions, and the active expansion of the Company’s global product technology and other business areas. As of April 12, 2019, 1,602,507 shares are subject to awards outstanding under the 2009 Inducement Plan and no awards are currently authorized for future grants. If the 2019 Incentive Plan is approved by stockholders, the Company intends to issue grants exclusively pursuant to the 2019 Incentive Plan and would not continue to use the Inducement Plan for future grants, except, potentially, in the limited circumstance of employees joining as a result of certain business acquisitions.
In establishing the number of shares available for issuance, the Board carefully considered the potential dilutive impact on stockholders, the Company’s historical burn rate, the number of shares remaining available under the 2009 Incentive Plan and Inducement Plan, historical and forward looking equity award grant practices (including recent emphasis on incorporating full-value awards such as restricted stock units into compensation packages), the realities of equity awards being a key component of designing competitive compensation packages necessary for recruiting talent in a highly competitive technology marketplace, the Company’s strategic growth plans, and the interests of the Company’s stockholders. This analysis was conducted in consultation with management and with the assistance of Exequity, an independent compensation consultant (as described more fully elsewhere in this Proxy Statement).
After evaluating its recent plan usage (reflecting burn rates of 9.64% in 2018, 5.17% in 2017 and 2.66% in 2016), the Company currently projects usage for the next several years in the range experienced in 2016 and 2017, as 2018 use was unusually high due, in part, to the unique circumstance of recruiting two named executive officers and the Company’s acquisition activity. Based on this analysis, the Company currently anticipates that the request in connection with the approval of the 2019 Incentive Plan of 4,250,000 shares, plus any remaining shares that remain available for grant under the 2009 Incentive Plan at the time of its expiration, will meet our equity grant needs over the next 3-5 years. The actual time the authorized pool will last depends, in part, on our equity grant practices (including the use of restricted stock units, each of which, for purposes of counting share usage under the 2019 Incentive Plan, count as 1.5 shares being subtracted from the authorized pool, thereby limiting their dilutive impact), continued growth of the Company’s employee population, and the types and levels of equity grants that may be needed to remain competitive in recruiting key talent. The number of shares being requested to be newly authorized under the 2019 Incentive Plan represents approximately 6.6% of the total number of shares outstanding as of April 12, 2019.

The 2019 Incentive Plan, like the 2009 Incentive Plan incorporates a number of key good governance features, as outlined below.
The following is a summary of the principal features of the 2019 Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the 2019 Incentive Plan. It is qualified in its entirety by reference to the full text of the 2019 Incentive Plan, which is attached as Appendix B to this proxy statement.
General
The 2019 Incentive Plan will allow us the flexibility to achieve our goals and motivate our service providers through awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock and cash-based awards. Each of these is referred to individually as an “award.” Below is a summary of the material terms of the 2019 Incentive Plan, including the key good corporate governance features, including:

•
The 2019 Incentive Plan includes a share counting provision whereby each restricted stock and restricted stock unit award (or other “full value”) granted will count as though 1.5 shares have been issued for purposes of monitoring share usage, limiting the 2019 Incentive Plan’s potential dilution impact on stockholders.

•
The 2019 Incentive Plan share reserve does not benefit from liberal share recycling provisions, and the limited recycling provision specifically prohibits shares of common stock used by a participant to cover the payment of the exercise price of a stock option and tax obligations related to an award from being added back to the number of shares available for future award grants.

•
The Company recognizes that “evergreen” share reserve provisions have the potential for built-in dilution to stockholder value. Therefore, to address potential stockholder concerns, the 2019 Incentive Plan does not include an “evergreen” share reserve provision.

•	The 2019 Incentive Plan limits the overall number of shares of common stock that may be used with respect to grants to directors that are not employees of the Company at the time of grant.

•
Stock options and stock appreciation rights granted under the 2019 Incentive Plan must be granted with an exercise price (or measurement price, as applicable) that is not less than the fair market value of a share of our common stock on the date of grant.

•
The exercise price of any outstanding award may not be reduced, whether through amendment, cancellation or replacement grants with options, other awards and/or cash, or by any other means without stockholder approval.

•
Restricted stock and restricted stock unit awards and other stock or cash-based awards are subject to certain minimum vesting requirements. Specifically, such awards with solely time-based vesting must generally vest over at least a 3-year period from the date of grant and such awards that do not vest solely based on the passage of time must generally vest over at least a 1-year period from the date of grant, except that such limitations will not apply to such awards granted with respect to up to 5% of the total shares authorized for issuance under the 2019 Incentive Plan.

•
The 2019 Incentive Plan provides that any dividend and dividend equivalent rights provided as part of a restricted stock or restricted stock unit award may not allow for dividends to be paid currently, but rather all such dividends must be accrued and paid only when and if the underlying award vests.

•	The 2019 Incentive Plan allows any type of award to include vesting conditions subject to specific performance goals.

•	The Board may, in an award agreement, subject any award to a clawback provision;

•	The 2019 Incentive Plan does not provide for an automatic “single-trigger” acceleration of vesting on unvested awards in the event of a change in control of the Company.

•	The 2019 Incentive Plan does not provide any tax-gross ups to participants.

All awards made under the 2019 Incentive Plan are discretionary. Therefore, the benefits and amounts that will be received or allocated under the 2019 Incentive Plan are not determinable at this time.
As of April 1, 2019, the fair market value of one share of our common stock was $29.14.

Share Reserve and Individual Award Limits
The maximum aggregate number of shares of Company common stock that will be available for issuance under the 2019 Incentive Plan is (A) 4,250,000 shares, which number of shares is being requested in connection with this proposal, plus (B) such additional number of shares as is equal to the sum of (i) the number of shares reserved for issuance under the Company’s 2000 Stock Incentive Plan and Amended and Restated 2009 Incentive Plan that remained available for grant under the plan as of June 6, 2019 and (ii) any shares subject to awards granted under the Company’s 2000 Stock Incentive Plan and Amended and Restated 2009 Incentive Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, subject, however, in the case of incentive stock options to any limitations of the Internal Revenue Code (the “Code”); provided that in no event will the sum of (i) and (ii) above exceed 11,645,851 shares.
Any restricted stock or restricted stock unit award or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant will be counted against the shares reserved for issuance under the 2019 Incentive Plan, and the limits described below, as 1.5 shares for every 1 share subject to such award and all other awards made under the 2019 Incentive Plan will be counted against the shares reserved for issuance under the 2019 Incentive Plan, and the limits described below, as 1 share for every 1 share underlying the award. To the extent a share that was subject to an award that was counted as 1.5 shares is returned to the 2019 Incentive Plan, the share reserve and limits will be credited with 1.5 shares. To the extent a share that was subject to an award that was counted as 1 share is returned to the 2019 Incentive Plan, the share reserve and limits will be credited with 1 share.
Under the 2019 Incentive Plan, the maximum number of shares with respect to which awards may be granted to any participant under the 2019 Incentive Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of a stock option in tandem with a stock appreciation right is treated as a single award. In addition, the maximum number of shares with respect to which awards may be granted to directors who are not employees of the Company at the time of grant is 5% of the maximum number of shares authorized for issuance under the 2019 Incentive Plan. The maximum amount of cash payable under a performance-based award may not exceed $1,000,000 per participant per calendar year.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, the Board of Directors will make equitable adjustments to the maximum number and type of shares or other securities that may be issued under the 2019 Incentive Plan, the maximum number and type of shares that may be granted to any participant in any calendar year, the number and type of shares subject to outstanding awards, the exercise price or grant price of outstanding awards and other necessary adjustments in connection with the 2019 Incentive Plan.
Administration
The 2019 Incentive Plan will be administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2019 Incentive Plan and to interpret the provisions of the 2019 Incentive Plan and any award agreements entered into under the 2019 Incentive Plan. Pursuant to the terms of the 2019 Incentive Plan, subject to applicable law, the Board of Directors may delegate certain authority under the 2019 Incentive Plan to one or more committees or subcommittees of the Board of Directors or one or more officers of the Company satisfying applicable laws (collectively, referred to as the “Board”). However, awards to any employees that are considered “executive officers” and/or “officers” under Rules 3b-7 and 16a-1, respectively, of the Securities Exchange Act of 1934, as amended, may not be delegated to officers of the Company.
Subject to the provisions of the 2019 Incentive Plan, the Board has the power to select the recipients of awards, to determine the number of shares subject to any award, to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards, to determine whether, and the extent to which, adjustments are required under the 2019 Incentive Plan, and to determine the terms and conditions of awards. Discretionary awards to our non-employee directors will only be granted and administered by a committee of the Board, all of the members of which are independent as defined by the Nasdaq Marketplace Rules.
The Board may also modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2019 Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
Eligibility and Types of Awards under the Incentive Plan

The 2019 Incentive Plan permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock and cash-based awards. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted awards under the 2019 Incentive Plan. As of April 1, 2019, approximately 1,433 persons were eligible to participate in the 2019 Incentive Plan, including the Company’s five executive officers, five non-employee directors and one consultant.
Options
The Board may grant nonstatutory stock options or incentive stock options (which are entitled to potentially favorable tax treatment) under the 2019 Incentive Plan. The number of shares covered by each stock option granted to a participant (subject to the 2019 Incentive Plan’s stated limit) and all other terms and conditions will be determined by the Board. The stock option exercise price is established by the Board and must be at least 100% of the fair market value of a share on the date of grant. Consistent with applicable laws, regulations and rules, and to the extent authorized by the Board, payment of the exercise price of stock options may be made in one of more of the following: (i) cash or check, (ii) broker assisted cashless exercise, (iii) shares of our common stock, (iv) net exercise, (v) delivery to the Company of a promissory note, (vi) any other lawful means, or (vii) any combination of these permitted forms of payment. Unless otherwise approved by the Company’s stockholders, the 2019 Incentive Plan prohibits decreasing the exercise price of an option or cancelling an option and replacing it with an award with a lower exercise price.
After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the applicable stock option agreement. Unless otherwise provided by the Board, unvested stock options will generally expire upon termination of the participant’s employment and vested stock options will generally expire (i) 3 months following a termination for any reason other than death, disability or cause, (ii) 12 months following a termination due to death or disability and (iii) immediately following a termination for cause. In no event, however, may a stock option be exercised beyond its original expiration date. The term of a stock option will not exceed 10 years from the date of grant.
Stock Appreciation Rights
The Board may grant stock appreciation rights under the 2019 Incentive Plan. Stock appreciation rights typically provide for the right to receive the appreciation in the fair market value of our common stock between the grant date and the exercise date. The Board may grant stock appreciation rights either alone or in tandem with a stock option granted under the 2019 Incentive Plan. The number of shares of Company common stock covered by each stock appreciation right (subject to the 2019 Incentive Plan’s stated limit) and all other terms and conditions will be determined by the Board. Stock appreciation rights are generally subject to the same terms and limitations applicable to options or, when granted in tandem with an option, to the same terms as the option. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Board, in its sole discretion. Unless otherwise approved by the Company’s stockholders, the 2019 Incentive Plan prohibits decreasing the exercise price of a stock appreciation right or canceling a stock appreciation right and replacing it with an award with a lower exercise price.
Restricted Stock
The Board may award shares of restricted stock under the 2019 Incentive Plan. Shares of restricted stock are shares that vest in accordance with the terms and conditions established by the Board in its sole discretion. The Board will determine the terms of any restricted stock award, including the number of shares subject to such award (subject to the 2019 Incentive Plan’s stated limit), and the minimum period over which the award may vest. Specifically, with respect to restricted stock awards with solely time-based vesting, generally no portion of the award may vest until the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third of the award may be vested prior to the second anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds of the award may be vested prior to the third anniversary of the date of grant (or, in the case of awards granted to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). With respect to restricted stock awards that do not vest solely based on the passage of time, generally no portion of the award may vest prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). These minimum vesting schedules do not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the 2019 Incentive Plan. Participants holding restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, which dividends shall be accrued and become payable when and if the restricted stock vests. When the restricted stock award conditions are satisfied, the shares will no longer be subject to forfeiture as the participant is vested in the shares and has complete ownership of the shares.

Restricted Stock Units
The Board may also grant an award of restricted stock units under the 2019 Incentive Plan. A restricted stock unit is a bookkeeping entry representing an amount equivalent to the fair market value of one share of our common stock. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit award. The Board will determine the terms of any restricted stock unit award, including the number of shares covered by such award (subject to the 2019 Incentive Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards. Restricted stock unit awards may include a dividend equivalent right feature, but any dividends payable to stockholders will accrue with respect to the restricted stock unit and become payable only when and if the underlying restricted stock unit vests. When the participant satisfies the conditions of a restricted stock unit award, the Company will pay the participant cash or shares of our common stock to settle the vested restricted stock units. The Board may permit a participant to elect to defer the settlement of his or her vested restricted stock unit award until a later date; provided that such deferral election must be made pursuant to an exemption from, or in compliance with, Code Section 409A.
Other Stock-Based and Cash-Based Awards
Under the 2019 Incentive Plan, the Board may also grant awards of shares of our common stock or other awards denominated in cash. The Board will determine the terms of any such stock-based or cash-based award, including the number of shares or amount of cash, as applicable, covered by such award (subject to the 2019 Incentive Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards.
Performance Awards
The Board may grant performance awards under the 2019 Incentive Plan. Performance awards provide participants with the opportunity to earn a payout subject to the award only if certain performance goals or other vesting criteria are achieved. The Board will establish the performance goals or other vesting in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. The Board has discretion to determine other terms of the performance award, including the number of shares or value subject to a performance award (subject to the 2019 Incentive Plan’s stated limit), the period as to which performance is to be measured (which may be no shorter than a one-year period), any applicable forfeiture provisions, and any other terms and conditions consistent with the 2019 Incentive Plan. After the completion of the performance period applicable to the award, the Board will measure performance against the applicable goals and other vesting criteria and determine whether any payment will be made under the award. If the participant satisfies the conditions of the performance share award, the Company will pay the participant cash or shares or any combination of both to settle the award.
Performance Goals
The Board may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on certain performance goals (as described below). The performance criteria for each such performance award will be based on one or more of the following measurable performance goals: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/ or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, (o) introduction of new products, (p) expansion into new markets or (q) achievement of any other strategic, operational or individual performance goals as the Board may determine.
These performance goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board in its sole discretion may adjust the performance goals to include, exclude or otherwise reflect any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) charges for restructuring and rationalization programs, and (vi) other material changes to the business. Such performance goals: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Board.

Transferability of Awards
Awards granted under the 2019 Incentive Plan generally may not be transferred other than by will or the laws of descent and distribution or other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. The Board may in its sole discretion permit and subject to certain conditions provide for the gratuitous transfer of an award to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof to the extent permitted under Form S-8 under the Securities Act of 1933, as amended.
Reorganization Event
In the event of a reorganization event of the Company, each outstanding award will be treated as the Board of Directors determines, including, without limitation, that each award may be assumed or an equivalent option or right substituted by the successor corporation, or in the case of stock options, may be terminated after giving holders notice of such pending termination and a change to exercise the option prior to the reorganization event. In addition, the vesting of awards that are unvested at the time of a reorganization event does not automatically accelerate, but the Board may cause any vesting to accelerate or restrictions lapse in connection with the change in control event. In the case that stockholders are receiving a cash payment for each share in a reorganization event, the Board may also provide that all awards will be cancelled in connection with the reorganization event in exchange for the holder of such award receiving a cash payment for each share underlying the award in the same amount as the stockholders receive, or, in the case of options, the excess, if any, between the amount a stockholder is receiving and the exercise price of the stock option. The Board of Directors will generally not be required to treat all awards, all awards held by a participant, or all awards of the same type, similarly in the transaction. Upon the occurrence of a liquidation or dissolution of the Company, except to the extent specifically provided otherwise in the restricted stock or restricted stock unit award agreement or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock and restricted stock unit awards then outstanding will automatically be deemed terminated or satisfied.
Amendment and Termination; Forfeiture Events
The Board of Directors may amend the 2019 Incentive Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent the amendment is required by applicable laws, regulations or rules. No award will be made that is conditioned upon stockholder approval of any amendment to the 2019 Incentive Plan. The Board of Directors may also suspend or terminate the 2019 Incentive Plan at any time and for any reason. The 2019 Incentive Plan will terminate on June 6, 2029 unless re-adopted or extended by the stockholders prior to or on such date or unless terminated earlier by the Board of Directors. The termination or amendment of the 2019 Incentive Plan may not materially and adversely affect the rights of participants under the 2019 Incentive Plan.
The Board of Directors may specify in any award agreement that the participant’s rights, payments and benefits with respect to the award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the award.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the 2019 Incentive Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2019 Incentive Plan.
A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (2-years from the date of grant and 1-year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
For awards of restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
A participant is not deemed to receive any taxable income at the time performance awards or restricted stock units are granted. Instead, a participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such award (if any) when the vested performance awards or restricted stock units are settled and distributed. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
Code Section 409A contains certain requirements for non-qualified deferred compensation arrangements with respect to a participant’s deferral and distribution elections and permissible distribution events. Awards granted under the 2019 Incentive Plan with a deferral feature will be subject to the requirements of Code Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Code Section 409A fails to comply with its provisions, Code Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is generally allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer, chief financial officer, and to each of the Company’s three most highly compensated executive officers (other than our chief executive officer and our chief financial officer) as well as certain former executive officers. In general, annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000, unless the compensation qualifies for deductibility under the transition rules of the amendments to Code Section 162(m) that took affect following the adoption of the Tax Cuts and Jobs Act of 2017.
Awards to be Granted
The number of awards (if any) that an eligible participant may receive under the 2019 Incentive Plan is in the discretion of the Board and therefore cannot be determined in advance and no awards have been granted pending stockholder approval.
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of Company common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of this Proposal Four.
Additional Information
For more information about the shares authorized under Company’s current equity compensation plans, please see the section of this Proxy Statement entitled “Equity Compensation Plan Information.”
Recommendation of the Board
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL FOUR TO APPROVE THE ADOPTION OF THE LIVEPERSON, INC. 2019 STOCK INCENTIVE PLAN, INCLUDING TO AUTHORIZE 4,250,000 SHARES AS THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN.

PROPOSAL FIVE - APPROVAL OF THE LIVEPERSON INC. 2019 EMPLOYEE STOCK PURCHASE PLAN
LivePerson Inc. (the “Company”) is asking stockholders to approve the LivePerson, Inc. 2019 Employee Stock Purchase Plan (the “Purchase Plan”), including a reserve of one million (1,000,000) shares of common stock of the Company for issuance under the Purchase Plan. The Purchase Plan was approved by the Board of Directors of LivePerson, Inc. (the “Board”) on April , 2019, and will become effective upon its approval by the stockholders at the Annual Meeting.
The purpose of the Purchase Plan is to provide a benefit to employees of the Company and employees of our participating subsidiary corporations which allows them to purchase shares of common stock of the Company (“Shares”) at a discount. The Purchase Plan, which will replace the Company’s 2010 Employee Stock Purchase Plan (the “Prior Purchase Plan”) that is scheduled to expire under its terms in June 2020, will help us attract, motivate and retain highly qualified employees and promotes employee stock ownership, in order to align employees’ interests with those of our stockholders. As described below, the Purchase Plan is designed to satisfy the requirements of an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (the “Code”). Such qualification will provide potential additional tax benefits to employees, in addition to the general plan benefit of enabling them to share in the ownership of the Company.
If stockholders approve this proposal, the total number of Shares authorized and reserved for issuance under the Purchase Plan will be one million (1,000,000) Shares. However, if this proposal is rejected by stockholders, the Purchase Plan will not be adopted and the Company will only be able to continue to provide employees with the opportunity to purchase Shares under an employee stock purchase program until the expiration of the Prior Purchase Plan in June 2020 or until the maximum number of Shares authorized for issuance under the terms of the Prior Purchase Plan are issued, if earlier. As of April 1, 2019, 847,473 Shares remained available for issuance under the Prior Purchase Plan.
General
The Board believes that the Purchase Plan will encourage our employees to acquire Shares, thereby better aligning their interests with other stockholders, help provide for the future financial security of our employees and foster good employee relations. Therefore, we believe that the Purchase Plan will be an important part of our compensation program and will be essential to our ability to attract, retain and motivate highly qualified employees in an extremely competitive environment.
Participation in the Purchase Plan will be voluntary and dependent on each eligible employee’s election to participate and their designated payroll deductions. Therefore, the benefits and amounts that will be received or allocated under the Purchase Plan are not determinable. Since the Purchase Plan is not yet effective, no purchases have been made under the Purchase Plan. As of the date of this proxy statement, assuming approval of the Purchase Plan, one million (1,000,000) Shares would be available for issuance under the Purchase Plan, subject to adjustment as provided in the Purchase Plan. This number represents approximately 1.54% of the total number of Shares outstanding as of April 12, 2019. In establishing the number of Shares available for issuance, the Board considered the potential dilutive impact to stockholders and the projected participation rate.
As of April 1, 2019, the fair market value of a share of Company common stock was $29.14.
The following is a summary of the principal features of the Purchase Plan. This summary does not purport to be a complete description of all of the provisions of the Purchase Plan. It is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached as Appendix C to this proxy statement.
Description of Purchase Plan
Share Reserve
The aggregate number of Shares that will be available for issuance under the Purchase Plan is one million (1,000,000) Shares. The Shares may be made available from authorized but unissued Shares. In the event of any change to the Company’s outstanding common stock, such as a recapitalization, stock split or similar event, appropriate adjustments will be made to the Purchase Plan and to each outstanding option.
Eligibility
Any person who is employed by the Company (or by any of its designated subsidiaries) for at least 5 months and at least 20 hours per week is eligible to participate in the Purchase Plan, subject to certain limitations imposed by Section 423(b) of the Code, including (i) the requirement that no person may be granted rights under this Purchase Plan (and all plans qualified under Section

423(b) of the Code maintained by the Company or any parent or subsidiary) to purchase more than $25,000 worth of Shares (valued at the time each right is granted) for each calendar year in which rights are outstanding, and (ii) the requirement that, no person who owns or holds options to purchase or who, as a result of participation in the Purchase Plan, would own or hold options to purchase 5% or more of our outstanding common stock is eligible to participate in the Purchase Plan. Non-employee directors are not eligible to participate in the Purchase Plan.
As of April 1, 2019, approximately 1,022 employees were eligible to participate in the Purchase Plan pursuant to the terms of the Purchase Plan, of which five were executive officers of the Company.
Participation in an Offering
To participate in the Purchase Plan, eligible employees must authorize payroll deductions in any multiple of one percent (1%) up to fifteen percent (15%) of eligible earnings, including, base salary, bonuses, overtime pay, commissions and other wages. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive offering period until such time as the employee withdraws or is withdrawn from the Purchase Plan.
Purchase Price
The purchase price per Share under the Purchase Plan will be no less than 85% of the lesser of the fair market value of our common stock on (i) the first day of the relevant offering period or (ii) the last day of the relevant purchase period. The fair market value of our common stock on these measurement dates will be equal to the closing price per Share as reported on NASDAQ.
Shares Purchased
The number of Shares a participant purchases during each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s paychecks during the offering period by the purchase price. The amount of Shares purchased may be limited by the $25,000 limitation set forth in Section 423(b) of the Code and described above. In addition, the Purchase Plan limits the amount of Shares that any participant can purchase during any consecutive 12-month period to two thousand (2,000) Shares, and the amount of Shares that all participants can purchase during any consecutive 12-month period to two hundred and fifty thousand (250,000) Shares, provided that the plan administrator will establish the maximum amount of Shares that any participant and all participants can purchase on any purchase date prior to the beginning of the relevant offering period. In the event that the number of Shares of Company common stock that may be issued and sold during any offering period is limited by the two hundred and fifty thousand (250,000) Share limit, the number of Shares that any participant purchases in that offering period will be reduced in proportion to the respective amounts which would otherwise have been purchasable by each such participant if enough Shares had been available to enable all participants to purchase the full amount they elected. Any cash not applied to the purchase of fractional Shares will be applied toward the purchase of Shares in subsequent offerings.
Withdrawal
A participant may withdraw from an offering under the Purchase Plan at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not subsequently participate in the same offering. A participant will automatically be withdrawn from an offering under the Purchase Plan upon a termination of employment and, in certain cases, following a leave of absence or a temporary period of ineligibility.
Transferability
Options granted under the Purchase Plan may not be sold, pledged, assigned or transferred by the participant in any manner.
Change in Control
In the event the Company is acquired by merger or sale of all or substantially all of the Company’s assets or outstanding voting stock, all outstanding options will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will generally be equal to 85% of the fair market value of our common stock on the day immediately prior to consummation of the transaction. In addition, in accordance with the principles of Section 423 of the Code, the plan administrator may create special purchase periods or special purchase dates for individuals who become employees in connection with the acquisition of another company or cease to be employees in connection with the disposition of any portion of the Company or its subsidiaries.

Administration and Amendment
The Purchase Plan will be administered, at our expense, by the Board, the Compensation Committee of the Board, or any other committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the plan administrator, and its decisions are final and binding upon all participants. The Board may at any time amend or terminate the Purchase Plan; however, such termination or amendment may not make any changes in an option previously granted that would adversely affect the rights of any participant unless such action is necessary or desirable to comply with applicable laws or is necessary to assure that the Company will not recognize, for financial accounting purposes, any additional compensation expense in connection with the Shares offered under the Purchase Plan, should the financial accounting rules change. No amendment may be made to the Purchase Plan without the approval or ratification of our stockholders if such amendment would require stockholder approval under Section 423 of the Code, or any other applicable law or regulation.
Without stockholder approval and without regard to whether any participant’s rights may be considered to have been “adversely affected,” the Board will be entitled to cancel or change purchase or offering periods, limit the frequency and/or number of changes in the amount withheld during a purchase or offering period, change or establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant’s eligible compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Purchase Plan.
Unless sooner terminated by the Board, the Purchase Plan shall terminate upon the earliest of (i) June 6, 2029, (ii) the date on which all Shares available for issuance under the Purchase Plan shall have been sold pursuant to options exercised under the Purchase Plan, or (iii) the date on which all options are exercised in connection with a change in control of the company. Upon termination of the Purchase Plan, any balance in a participant’s account will be refunded to him or her as soon as practicable thereafter.
U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide as to federal income tax consequences under current U.S. tax law of participation in the Purchase Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Purchase Plan. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the Purchase Plan.
The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under this type of plan, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, due to the grant of the option at the beginning of an offering or the purchase of Shares at the end of an offering. A participant will, however, recognize taxable income in the year in which the Shares purchased under the Purchase Plan are sold or otherwise made the subject of disposition.
A sale or other disposition of Shares purchased under the Purchase Plan will be a disqualifying disposition if it is made within two years after the first day of the offering period pursuant to which the Shares were purchased or one year after the purchase date.
If the participant makes a disqualifying disposition of Shares purchased under the Purchase Plan, the excess of the fair market value of the Shares on the date of purchase over the purchase price will be treated as ordinary income to the participant at the time of such disposition and the Company will be entitled to an income tax deduction for the same amount for the taxable year of the Company in which the disposition occurs, although the income tax deduction may be limited by the deductibility of compensation paid to certain of our officers under Section 162(m) of the Code. In no other instance will the Company be allowed a deduction with respect to the participant’s disposition of the purchased Shares. Any additional gain (or loss) on the disposition will be a capital gain (or loss) to the participant.
If the participant disposes of Shares purchased under the Purchase Plan after satisfying the holding period outlined above (a qualifying disposition), then the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the amount by which the fair market value of the Shares on the date of disposition exceeds the purchase price or (ii) 15% of the fair market value of the Shares on the first day of the offering period pursuant to which the Shares were purchased. This amount of ordinary income will be added to the basis in the Shares and any gain (or loss) recognized upon the disposition will be a long-term capital gain (or loss).
Governing Law

The Purchase Plan shall be governed by, and construed in accordance with the laws of the State of New York (except its choice-of-law provisions) and applicable U.S. federal laws.
Required Vote
The affirmative vote of the holders of a majority of the outstanding Shares of Company common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of this Proposal Five.
Additional Information
For more information about the shares authorized under Company’s current equity compensation plans, please see the section of this Proxy Statement entitled “Equity Compensation Plan Information.”
Recommendation of the Board
THE BOARD RECOMMENDS A VOTE FOR PROPOSAL FIVE TO APPROVE THE LIVEPERSON, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN, INCLUDING TO AUTHORIZE 1,000,000 SHARES AS THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN.

PROPOSAL SIX - APPROVAL OF AMENDMENT TO THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000 SHARES.
Our Fourth Amended and Restated Certificate of Incorporation (the “Charter”) currently authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”). On April 11, 2019, the Board unanimously approved a proposal to amend Section A of Article IV of the Charter to increase the total number of shares of Common Stock that we are authorized to issue from 100,000,000 shares to 200,000,000 shares, to be voted on by the stockholders at the Annual Meeting.
As of April      , 2019, (a) a total of                shares of Common Stock were outstanding, (b)                 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and upon vesting of outstanding restricted stock unit awards, (c) a total of                 shares of Common Stock were reserved for future option grants and other issuances under the Company’s existing 2009 Stock Incentive Plan, 2010 Employee Stock Purchase Plan and Inducement Plan, (d) a total of            shares of Common Stock will be reserved for future option grants and other issuances under the Company’s 2019 Stock Incentive Plan, and the Company’s 2019 Employee Stock Purchase Plan, or a total of                shares of Common Stock reserved for future option grants and other issuances if proposals 4 and 5 are approved, and (e) a total of              shares of Common Stock were reserved for issuance upon the potential conversion of the Company’s 0.750% Convertible Senior Notes due 2024 (the “Convertible Notes”). Accordingly, as of April      , 2019, the Company had                 unreserved shares of Common Stock available for issuance for other purposes.
In light of the fact that the Company has only              of its total authorized shares of Common Stock remaining available, the Board believes that it is advisable and in our stockholders best interest to increase the total number of authorized shares in order to provide us with greater flexibility in considering and planning for potential future strategic needs of the Company.
If the amendment is adopted, the first sentence of Article IV, Section A of the Charter would be amended to read as follows:
“CLASSES OF STOCK. The total number of shares of stock which the Corporation shall have authority to issue is two hundred and five million (205,000,000), consisting of five million (5,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), and two hundred million (200,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"). The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.”

The proposed amendment of the Charter will not affect the number of shares of preferred stock authorized. A copy of the relevant portion of the Charter, as amended by the proposed amendment to Article IV, is attached to this Proxy Statement as Appendix D in the form of a blacklined, or comparison, copy of the existing relevant portion Charter marked to the amended Charter, with the proposed amendments to Article IV identified.
The Board believes that the additional authorized shares of Common Stock is in the best interest of the Company and its stockholders and will provide us with the necessary flexibility to utilize shares for various corporate purposes that may be identified in the future which are expected to enhance stockholder value. These corporate purposes may include, but are not limited to, potential strategic transactions (such as mergers, acquisitions, and other business combinations), future stock splits and stock dividends, equity or equity-linked offerings and other capital-raising or financing transactions, grants and awards under our current equity incentive plans and those being proposed for adoption in this Proxy Statement and other types of general corporate purpose transactions. The Board believes that it is important to have the flexibility to issue shares of Common Stock beyond the limited amount remaining. As of the date of the Proxy Statement, except as contemplated elsewhere in this proxy statement, we do not have any plans, commitments, arrangements, understandings or agreements to issue any of the additional shares of Common Stock that would be authorized pursuant to the proposed amendment of the Certificate or any of the currently authorized and unissued shares of Common Stock (except for shares reserved pursuant to previously granted awards pursuant to the 2009 Stock Incentive Plan, 2010 Employee Stock Purchase Plan and Inducement Plan or for future issuance under such plans) or under the equity incentive plans being proposed for adoption in this Proxy Statement.
The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding. The authorization of the additional shares of Common Stock sought by this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders but, to the extent that the additional authorized shares of Common Stock are issued in the future or are used in connection with securities convertible into shares of Common Stock, they may decrease existing stockholders’ percentage of equity ownership and thus could be dilutive to existing stockholders. Depending on the price at which such shares are issued, they also may have a negative effect on the market price of our common shares. Any such future issuances also could have a dilutive effect on our earnings per share and book value per share.
SEC rules require disclosure of the possible anti-takeover effects of an increase in authorized capital stock and other charter and bylaw provisions that could have an anti-takeover effect. Although our board of directors has not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of our company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of our company or could be issued to persons allied with the board of directors or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed authorized share increase is approved, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of the board of directors or management.
Applicable law requires that we disclose in connection with this proposal the provisions in our Charter and Second Amended and Restated Bylaws (the “Bylaws”) that could have an anti-takeover effect. Below is a summary of the provisions of our Charter or Bylaws, among others, that may have the anti-takeover effect of preventing, discouraging or delaying a change in control:

•	Our Board is divided into three classes, with each class serving three-year staggered terms, which prevents stockholders from electing an entirely new Board at any annual meeting.

•	Vacancies on our Board may only be filled by a vote of a majority of directors then in office, even if less than a quorum.

•	Our Charter prohibits cumulative voting in the election of directors or any other matters. This limits the ability of minority stockholders to elect director candidates.

•	Our stockholders may only act at a duly called annual or special meeting and may not act by written consent.

•	Stockholders must provide advance notice to nominate individuals for election to our board of directors or to propose other matters that can be acted upon at a stockholders’ meeting.

•	We require super-majority voting by stockholders to amend certain provisions in our Charter and to amend our Bylaws.

•	Our Bylaws expressly authorize a super-majority of the board of directors to amend our Bylaws.
The Board has no knowledge of any present efforts to accumulate shares of the Company’s Common Stock in the market or to gain control of the Company, and has no present intention to adopt any other provisions or enter into any other arrangements that would have a material anti-takeover effect.
The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock the Company now has authorized. If this proposal is approved, the additional authorized shares may be issued at the discretion of the board of directors without further stockholder action, except as may be required by law or the rules of Nasdaq.
Required Vote

In order to increase the number of authorized shares of our Common Stock, the laws of the State of Delaware, under which we are incorporated, require an amendment to the Charter. Thus, the affirmative vote of the holders of at least a majority of the shares of LivePerson Common Stock issued and outstanding as of the record date and entitled to vote thereon is required to approve this proposal. Abstentions therefore will have the effect of votes “against” the proposal in this context. If the proposed amendment is approved, it will become effective upon the filing of a Certificate of Amendment to our Fourth Amended Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would expect to file promptly following the Annual Meeting.
Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL SIX TO APPROVE THE AMENDMENT TO THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000 SHARES.

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have disclosed adjusted EBITDA, which is a non-GAAP financial measure. The tables below present a reconciliation of adjusted EBITDA and adjusted net income to net (loss) income, the most directly comparable GAAP financial measures.
The table below presents a reconciliation of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have included adjusted EBITDA in the CD&A section of this Proxy Statement, as it is a key financial measure used by the Compensation Committee of our Board of Directors in connection with the payment of bonuses to our Named Executive Officers. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating the incentive compensation of our Named Executive Officers in the same manner as our Compensation Committee and Board of Directors.
Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;

•	adjusted EBITDA does not consider the impact of acquisition costs;

•	adjusted EBITDA does not consider the impact of restructuring costs;

•	adjusted EBITDA does not consider the impact of other non-recurring costs;

•	adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net (loss) income and our other GAAP results. The following table presents a reconciliation of adjusted EBITDA for each of the periods indicated (amounts in thousands):

	Year Ended December 31,
	2018	2017
Reconciliation of Adjusted EBITDA:
Net loss	$(25,032)	(18,191)
Amortization of purchased intangibles	2,813	4,682
Stock-based compensation	14,841	8,944
Restructuring costs	4,468	2,594
Depreciation	14,188	12,358
Other non-recurring costs	5,928	7,648
Provision for income taxes	858	501
Acquisition costs	555	—
Other expense (income), net	471	(136)
Adjusted EBITDA	$19,090	$18,400

A-1

Appendix B

LIVEPERSON, INC.
2019 STOCK INCENTIVE PLAN
(Effective as of June __, 2019)

1.   Purpose

The purpose of this 2019 Stock Incentive Plan (the “Plan”) of LivePerson, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.   Eligibility

All of the Company’s employees, officers, and directors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-and cash-based awards (each, an “Award”) under the Plan. Consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 (or any successor form)) are also eligible to be granted Awards. Each person who is granted an Award under the Plan is deemed a “Participant.”

3.   Administration and Delegation

(a)   Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)   Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)   Delegation to Officers.  To the extent permitted by, and in accordance with, applicable law, the Board may delegate to one or more officers of the Company the power to grant (i) Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) and (ii) Awards that constitute stock under Delaware law (subject to any limitations under the Plan), in each case, to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including, in the case of Options, the exercise price of the Awards, which may include a formula by which the exercise price will be determined), the maximum number of shares subject to such Awards that the officers may grant and, in the case of Restricted Stock Awards, the time period during which the Awards may be granted by such officers; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

(d)   Awards to Non-Employee Directors.  Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules.

4.   Stock Available for Awards

(a)   Number of Shares; Share Counting.

(1)   Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(A)  4,250,000 shares of Common Stock; plus

(B)  such additional number of shares of Common Stock is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2009 Stock Incentive Plan and the 2000 Stock Incentive Plan (the “Existing Plans”) that remained available for grant under the Existing Plans as of June 6, 2019, and (y) the number of shares of Common Stock subject to awards granted under the Existing Plans which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, in each case, on or after June 6, 2019, subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code; provided that in no event shall the sum of (x) and (y) above exceed 11,645,851.

(2)   Fungible Share Pool.  Subject to adjustment under Section 9, any Award that is not a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b) as 1 share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b) as 1.5 shares for each 1 share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as 1 share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1 share. To the extent that a share that was subject to an Award that counts as 1.5 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.5 shares.

(3)   Share Counting.  For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b), (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled only in cash shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section in proportion to the portion of the SAR actually exercised regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)   Sub-limits.  Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply as follows:

(1)   Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be one million (1,000,000) per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award.

(2)   Limit on Awards to Directors.  The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 5% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c)   Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.   Stock Options

(a)   General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)   Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of LivePerson, Inc., any of LivePerson, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)   Exercise Price.  The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)   Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)   Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

 (f)   Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)  in cash or by check, payable to the order of the Company;

(2)  except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)  to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)  to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

(5)  to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(6)  by any combination of the above permitted forms of payment.

(g)   Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding Option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

6.   Stock Appreciation Rights

(a)   General.  The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

(b)   Grants.  SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1)   Tandem Awards.  When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)   Independent SARs.  A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c)   Measurement Price.  The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with a measurement price to be determined on a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(d)   Duration of SARs.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e)   Exercise of SARs.  SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Board.

(f)   Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.   Restricted Stock; Restricted Stock Units

(a)   General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable

Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)   Terms and Conditions for All Restricted Stock Awards.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

(c)   Additional Provisions Relating to Restricted Stock.

(1)	Dividends.

(A)
Subject to Section 7(c)(1)(C) below, Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board.

(B)
Subject to Section 7(c)(1)(C) below, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(C)
Each dividend amount shall be credited to an account for the Participant and shall become payable if and when the Restricted Stock to which it relates vests or, if later, when the shareholders actually receive that dividend payment. Any such amount shall be paid within 30 days of the applicable vesting event or shareholder payment date, if later.

(2)   Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d)   Additional Provisions Relating to Restricted Stock Units.

(1)   Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

(2)	Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)	Dividend Equivalents.

(A)
Subject to Section 7(d)(3)(C) below, to the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).

(B)
Subject to Section 7(d)(3)(C) below, Dividend Equivalents may be settled in cash and/or shares of Common Stock, as determined by the Board in its sole discretion, and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

(C)
To the extent a Dividend Equivalent right is provided in an award agreement, each Dividend Equivalent shall be credited to an account for the Participant and become payable if and when the Restricted Stock Units to which it relates vest (and shall be paid at the same time as settlement of the Restricted Stock Units) or, if later, when the shareholders actually receive the corresponding dividend payment.

 8.   Other Stock-Based and Cash-Based Awards.

(a)   General.  Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b)   Terms and Conditions.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Awards, including any purchase price applicable thereto. Other Stock-Based Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Other Stock-Based Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Other Stock-Based Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

9.   Adjustments for Changes in Common Stock and Certain Other Events

(a)   Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a) and 4(b) and the minimum vesting rules of Sections 7(b) and 8(b) (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the measurement price of each SAR, (v) the number of shares subject to and the repurchase price per share, if any, subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)   Reorganization Events.

(1)   Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transactions or (c) any liquidation or dissolution of the Company.

(2)   Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) provide that restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iii) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment of an Acquisition Price, make or provide for a cash payment to a Participant equal the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards, less any applicable tax withholdings, in exchange for the termination of such Awards, (iv) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds, net of any applicable tax withholdings and (v) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, a Restricted Stock Award shall be considered assumed if, following consummation of the Reorganization Event, the Restricted Stock Award confers the right to hold or receive upon the lapsing of the applicable restrictions or vesting and settlement of a Restricted Stock Unit, for each share of Common Stock subject to the Restricted Stock Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common

Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon vesting of the Restricted Stock Award to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.   General Provisions Applicable to Awards

(a)   Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)   Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. In the event of any conflict or inconsistency between the Plan and any Award agreement, the Plan shall govern and the Award agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(c)   Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical. In exercising its authority under the terms of the Plan, the Board need not treat Participants uniformly.

(d)   Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)   Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy all or any portion of the Company’s statutory minimum tax obligations, or, if greater, a Participant’s election for tax withholding up to an amount determined under the maximum individual statutory tax rates in the applicable jurisdiction, by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)   Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g)   Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)   Acceleration.  Except as otherwise provided in Sections 7(b), 8(b) and 10(i), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)   Performance Awards.

(1)   Grants.  Options, Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b) on shares covered by such grants. No Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $1 million per calendar year per individual.

(2)   Performance Measures.  For each Performance Award, the Board shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Board, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives, total shareholder return, or any other strategic, operational or individual performance goals as the Board may determine. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board in its sole discretion may adjust the performance measures to include, exclude or otherwise reflect any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs, and (vi) other material changes to the business. Such performance measures: (i) may vary by Participant and may be different for different Awards; and (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Board.

11.  Forfeiture Events; Clawback. The Board may specify in any Award agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award.

12. Miscellaneous

(a)   No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)   No Rights As Stockholder.  Except with respect to Restricted Stock or as otherwise explicitly provided in the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)   Effective Date and Term of Plan.  The Plan became effective on June 6, 2019 (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)   Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of NASDAQ “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e)   Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)   Non U.S. Employees.  Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Board’s obligation with respect to tax equalization for Participants on assignments outside their home country. The Board may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

(g)   Compliance with Section 409A of the Code.  Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.

(h)   Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(i)   Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Appendix C

LIVEPERSON, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN
(Adopted as of April [__], 2019)

1. Purpose of the Plan.  The purpose of this 2010 Employee Stock Purchase Plan is to encourage and enable Eligible Employees of the Company and certain of its Subsidiaries to acquire proprietary interests in the Company through the ownership of Shares. It is the intention of the Company to have this Plan and the Options granted pursuant to this Plan satisfy the requirements for “employee stock purchase plans” that are set forth under Code Section 423, although the Company makes no undertaking nor representation to maintain the qualified status of this Plan or such Options. In addition, Options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Code Section 423 may be granted under this Plan pursuant to the rules, procedures or sub-plans adopted by the Board.

2. Definitions.  Unless otherwise provided in the Plan, capitalized terms, when used herein, shall have the following respective meanings:

(a) “Account” shall mean a bookkeeping account established and maintained to record the amount of funds accumulated pursuant to the Plan with respect to a Participant for the purpose of purchasing Shares under this Plan.

(b) “Administrator” shall mean the Board, the Compensation Committee of the Board or any other committee appointed by the Board.

(c) “Applicable Laws” shall mean all applicable laws, rules, regulations and requirements, including, but not limited to, U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws, rules, regulations and requirements of any other country or jurisdiction where Options are granted under the Plan or where Eligible Employees reside or provide services, as such laws, rules, regulations and requirements shall be in effect from time to time.

(d) “Board” shall mean the Company's Board of Directors.

(e) “Change in Control” shall mean an event in which the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the jurisdiction in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated.

(f) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(g) “Common Stock” shall mean the Company's common stock.

(h) “Company” shall mean LivePerson, Inc., a Delaware corporation.

(i) “Designated Subsidiaries” shall mean any Subsidiary designated by the Administrator from time to time, in its sole discretion, whose employees may participate in the Plan, if such employees otherwise qualify as Eligible Employees.

(j) “Eligible Compensation” shall mean and refer to the Participant's cash compensation paid through the Company’s or a Designated Subsidiary’s payroll system for personal services actually rendered in the course of employment. “Eligible Compensation” shall be limited to amounts received by the Participant during the period he or she is participating in the Plan and includes salary, wages, bonus and other incentive payments, amounts contributed by the Participant to any benefit plan maintained by the Company or any Designated Subsidiary (including any 401(k) plan, 125 plan, or any other deferred compensation plan), overtime pay, commissions, draws against commissions, shift premiums, sick pay, vacation pay, holiday pay, and shutdown pay, except to the extent that the exclusion of any such item (or a sub-set of any such item) is specifically directed by the Administrator for all Eligible Employees. “Eligible Compensation” does not include any remuneration paid in a form other than cash, fringe benefits (including car allowances and relocation payments), employee discounts, expense reimbursement or allowances, long-term disability payments, workmen’s compensation payments, welfare benefits, and any contributions that the Company or any Designated Subsidiary makes to any benefit plan (including any 401(k) plan or any other welfare or retirement plan).

(k) “Eligible Employee” shall mean any person, including an officer, who is regularly employed by the Company or any Designated Subsidiary except for those persons whose customary employment is for only 20 hours or less per week or for not more than five months in any calendar year (unless otherwise specified by the Administrator).

(l) “Enrollment Agreement” means an agreement between the Company and an Eligible Employee, in such form as may be established by the Administrator from time to time, pursuant to which an Eligible Employee elects to participate in this Plan, or elects to make changes with respect to such participation as permitted by this Plan.

(m) “Enrollment Period” shall mean that period of time prescribed by the Administrator during which Eligible Employees may elect to participate in an Offering Period. The duration and timing of Enrollment Periods may be changed or modified by the Administrator from time to time.

(n) “Fair Market Value” shall mean the market price of a Share as determined in good faith by the Administrator. Such determination shall be conclusive and binding on all persons. The Fair Market Value shall be determined by the following:

(i) If the Shares are admitted to trading on any established national stock exchange or market system, including without limitation NASDAQ, on the date in question, then the Fair Market Value shall be equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or

(ii) if the Shares are admitted to quotation on NASDAQ or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.

In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists. If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate.

(o) “Maximum Offering” shall mean the maximum number of Shares that may be issued pursuant to the Plan at any given time. Unless otherwise designated by the Administrator, the Maximum Offering shall be two hundred fifty thousand (250,000) Shares during any consecutive twelve (12)-month period, provided that the limit on the maximum number of Shares that may be issued on any Purchase Date shall be established by the Administrator prior to the beginning of the Offering Period within which such Purchase Date will occur. With respect to some or all Participants in any Non-423(b) Plan, it may also mean a maximum number or value of Shares made available for purchase during a specified period (e.g., a twelve (12)-month period) as the Administrator deems necessary or appropriate to avoid a securities filing, to achieve tax objectives or to meet other Company objectives.

(p) “Non-423(b) Plan” shall mean the rules, procedures or sub-plans, if any, adopted by the Administrator as a part of this Plan, pursuant to which Options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Code Section 423 may be granted.

(q) “Offering Date” shall mean the first business day of each Offering Period as designated by the Administrator.

(r) “Offering Period” shall mean the period established in advance by the Administrator during which payroll deductions shall be collected to purchase Shares pursuant to an offering made under this Plan. An Offering Period shall not exceed twenty-four (24) months.

(s) “Option” shall mean the right granted to Participants to purchase Shares pursuant to an offering made under this Plan.

(t) “Outstanding Election” shall mean a Participant's then-current election to purchase Shares in an Offering Period, or that part of such an election which has not been cancelled (including any voluntary cancellation under Section

9 and deemed cancellation under Section 14) prior to the close of business on the last Trading Day of the Offering Period or such other date as determined by the Administrator.

(u) “Participant” shall mean an Eligible Employee who has elected to participate in the Plan pursuant to Section 6.

(v) “Plan” shall mean this LivePerson, Inc. 2019 Employee Stock Purchase Plan, as it may be amended from time to time.

(w) “Purchase Date” shall mean the last Trading Day of a Purchase Period.

(x) “Purchase Period” shall mean the period within each Offering Period established in advance by the Administrator during which payroll deductions shall be collected to purchase Shares at the end of such period pursuant to an offering.

(y) “Purchase Price Per Share” shall mean the purchase price per Share established by the Administrator prior to the Offering Date for each Offering Period; provided that it shall be no less than the lower of (i) eighty-five percent (85%) of the Fair Market Value on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value on the Purchase Date.

(z) “Shares” shall mean shares of Company Common Stock.

(aa) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(bb) “Trading Day” shall mean a day on which the NASDAQ is open for trading.

3. Shares Reserved for Plan.  Subject to adjustment pursuant to this Section 3, an aggregate of one million (1,000,000) Shares are reserved for issuance pursuant to this Plan. The Shares reserved for issuance pursuant to this Plan shall be authorized but unissued Shares. If any Option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Option shall again become available for issuance under the Plan. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that will have a material effect on the price of the Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, spin-off or similar occurrence, the Administrator shall make appropriate adjustments to the maximum number and/or kind of Shares or securities which may thereafter be issued under the Plan, the number and/or kind of Shares or securities subject to outstanding Options, the number and/or kind of Shares or securities or value of any “Maximum Offering”, and the “Purchase Price Per Share” of outstanding Options.

If the number of Shares to be purchased by Participants on any Purchase Date exceeds (i) the total number of Shares then available in the Plan’s Share reserve, or (ii) the Maximum Offering, then the Administrator shall make a pro-rata allocation of any Shares that may be issued pursuant to the Plan in as uniform and equitable a manner as is reasonably practicable, as determined in the Administrator's sole discretion. In such event, the Company shall provide written notice to each affected Participant of the reduction of the number of Shares to be purchased under the Participant’s Option.

If the Administrator determines that some or all of the Shares to be purchased by Participants on the Purchase Date would not be issued in accordance with Applicable Laws or any approval by any regulatory body as may be required, or the Shares would not be issued pursuant to an effective Form S-8 registration statement or that the issuance of some or all of such Shares pursuant to a Form S-8 registration statement is not advisable due to the risk that such issuance will violate Applicable Laws, the Administrator may, without Participant consent, terminate any outstanding Offering Period and the Options granted pursuant thereto and refund in cash all affected Participants' entire Account balances for such Offering Period as soon as practicable thereafter.

4. Administration of the Plan.  The Administrator shall have the authority and responsibility for the day-to-day administration of the Plan, which, to the extent permitted by Applicable Laws, it may delegate to a sub-committee. Subject to the provisions of the Plan, the Administrator shall have full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan, including, but not limited to:

(a) Interpreting the Plan and adopting rules and regulations it deems appropriate to implement the Plan including amending any outstanding Option as it may deem advisable or necessary to comply with Applicable Laws, and making all other decisions relating to the operation of the Plan;

(b) Establishing the timing and length of Offering Periods and Purchase Periods;

(c) Establishing minimum and maximum contribution rates;

(d) Establishing new or changing existing limits on the number of Shares an Eligible Employee may elect to purchase with respect to any Offering Period or Purchase Period (including the limit set forth in Section 5(b) below), other than increasing the Maximum Offering, if such limits are announced prior to the first Offering Period or Purchase Period to be affected; and

(e) Adopting such rules or sub-plans as may be deemed necessary or appropriate to comply with the laws of other countries, allow for tax-preferred treatment of the Options or otherwise provide for the participation by Eligible Employees who reside outside of the U.S., including determining which Eligible Employees are eligible to participate in the Non-423(b) Plan or other sub-plans established by the Administrator;

(f) Establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; and

(g) Permitting payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed enrollment forms.

The Administrator’s determinations under the Plan shall be final and binding on all persons.

5. Grant of Option; Limitations.

(a) Grant of Option.  On each Offering Date, each Participant shall automatically be granted an Option to purchase as many whole Shares as the Participant will be able to purchase with the payroll deductions credited to the Participant’s Account during the applicable Offering Period.

(b) Limit on Number of Shares Purchased.  Notwithstanding the above, the maximum number of Shares that a Participant may purchase during any consecutive twelve (12)-month period shall be two thousand (2,000) Shares, provided that the limit on the maximum number of Shares that may be purchased on any Purchase Date shall be established by the Administrator prior to the beginning of the Offering Period within which such Purchase Date will occur and such limitation shall be further limited by the Maximum Offering as described in Section 3.

(c) Limit on Value of Shares Purchased.  Any provisions of the Plan to the contrary notwithstanding, excluding Options granted pursuant to any Non-423(b) Plan, no Participant shall be granted an Option to purchase Shares under this Plan which permits the Participant’s rights to purchase Shares under all employee stock purchase plans (described in Code Section 423) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such Shares (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(d) 5% Owner Limit.  Any provisions of the Plan to the contrary notwithstanding, no Participant shall be granted an Option to purchase Shares under this Plan if such Participant (or any other person whose stock would be attributed to such Participant pursuant to Code Section 424(d)), immediately after such Option is granted, would own or hold options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares or any of its Subsidiaries.

(e) Other Limitation.  The Administrator may determine, as to any Offering Period, that the offer will not be extended to highly compensated Eligible Employees within the meaning of Code Section 414(q).

6. Participation in the Plan.  An Eligible Employee may become a Participant for an Offering Period by completing the prescribed Enrollment Agreement and submitting such form to the Company (or the Company’s designee), or by following an electronic or other enrollment process as prescribed by the Company, during the Enrollment Period prior to the commencement of the Offering Period to which it relates. Such Enrollment Agreement shall contain the payroll deduction authorization described in Section 8. A payroll deduction authorization will be effective for the first Offering

Period following the submission of the Enrollment Agreement and all subsequent Offering Periods as provided by Section 7 until it is terminated in accordance with Sections 9 or 14, it is modified by filing another Enrollment Agreement in accordance with this Section 6 or an election is made to decrease payroll deductions in accordance with Section 8 or until the Participant’s employment terminates or the Participant is otherwise ineligible to participate in the Plan.

7. Automatic Re-Enrollment.  Following the end of each Offering Period, each Participant shall be automatically re-enrolled in the next Offering Period at the applicable rate of payroll deductions in effect on the last Trading Day of the prior Offering Period or otherwise as provided under Section 8, unless the Participant has elected to withdraw from the Plan in accordance with Section 9, the Participant’s employment terminates or the Participant is otherwise ineligible to participate in the next Offering Period. Notwithstanding the foregoing, the Administrator may require current Participants to complete and submit a new Enrollment Agreement at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

8. Payroll Deductions.  Each Participant’s Enrollment Agreement shall contain a payroll deduction authorization pursuant to which he or she shall elect to have a designated whole percentage of Eligible Compensation between 1% and 15% deducted on each payday during the Offering Period and credited to the Participant's Account for the purchase of Shares pursuant to the offering. Payroll deductions shall commence on the Offering Date of the first Offering Period to which the Enrollment Agreement relates (or as soon as administratively practicable thereafter) and shall continue through subsequent Offering Periods pursuant to Section 7. Participants shall not be permitted to make any separate cash payments into their Account for the purchase of Shares pursuant to an offering. Notwithstanding the foregoing, if local law prohibits payroll deductions, a Participant may elect to participate in an Offering Period through contributions to his or her Account in a form acceptable to the Administrator. In such event, any such Participant shall be deemed to participate in a sub-plan to the Plan, unless the Administrator otherwise expressly provides that such Participant shall be treated as participating in the Plan.

If in any payroll period, a Participant has no pay or his or her pay is insufficient (after other authorized deductions) to permit deduction of the full amount of his or her payroll deduction election, then (i) the payroll deduction election for such payroll period shall be reduced to the amount of pay remaining, if any, after all other authorized deductions, and (ii) the percentage or dollar amount of Eligible Compensation shall be deemed to have been reduced by the amount of the reduction in the payroll deduction election for such payroll period. Deductions of the full amount originally elected by the Participant will recommence as soon as his or her pay is sufficient to permit such payroll deductions; provided, however, no additional amounts will be deducted to satisfy the Outstanding Election.

A Participant may elect to decrease the rate of his or her payroll deductions 1 (one) time during any Purchase Period by submitting the prescribed form to the Company (or the Company’s designee) at any time prior to the date specified by the Administrator or, if not such date is specified by the Administrator, the fifth (5th) day prior to the Purchase Date. Any such payroll deduction change will be effective as soon as administratively practicable thereafter and will remain in effect for successive Purchase Periods or Offering Periods as provided in Section 7 unless the Participant submits a new Enrollment Agreement for a later Purchase Period or Offering Period, the Participant elects to decrease his or her payroll deductions during a future Purchase Period, the Participant elects to withdraw from the Plan in accordance with Section 9, or the Participant is withdrawn from the Plan in accordance with Section 14 or is otherwise ineligible to participate in the Plan. A Participant may not increase the rate of his or her payroll deductions during a Purchase Period. A Participant may only increase his or her rate of payroll deductions to be effective for the next Purchase Period or Offering Period by completing and filing with the Company a new Enrollment Agreement authorizing the payroll deductions, and such increase will be effective on the start date of the first Purchase Period or Offering Period following the filing of such form.

Notwithstanding the foregoing, the Company may adjust a Participant’s payroll deductions at any time during an Offering Period to the extent necessary to comply with Code Section 423(b)(8) and the limitations of Section 5. Payroll deductions will recommence and be made in accordance with the Outstanding Election prior to such Company adjustment starting with (x) the first Offering Period that begins in the next calendar year (if the adjustment is made to comply with Code Section 423(b)(8)) or (y) the next Purchase Period (if the adjustment is made to comply with Section 5), or (z) such other time as is determined by the Administrator, unless the Participant withdraws in accordance with Section 9, is withdrawn from the Plan in accordance with Section 14 or is otherwise ineligible to participate in the Plan.

9. Withdrawal from Offering Period After Offering Date.  An Eligible Employee may withdraw from any Offering Period after the applicable Offering Date, in whole but not in part, at any time prior to the date specified by the Administrator or, if no such date is specified by the Administrator, the Purchase Date, by submitting the prescribed withdrawal notice to the Company (or the Company’s designee). If a Participant withdraws from an Offering Period, the Participant’s Option for such Offering Period will automatically be terminated, and the Company will refund in cash the Participant’s entire Account balance for such Offering Period as soon as practicable thereafter. A Participant’s withdrawal from a particular Offering Period shall be irrevocable. If a Participant wishes to participate in a subsequent Offering Period, he or she must re-enroll in the Plan by timely submitting a new Enrollment Agreement in accordance with Section 6.

10. Purchase of Stock.  On each Purchase Date, the Administrator shall cause the amount credited to each Participant’s Account to be applied to purchase as many Shares pursuant to the Participant’s Option as possible at the Purchase Price Per Share, subject to limitations of Sections 3 and 5. The amount applied to purchase Shares pursuant to the Option shall be deducted from the Participant’s Account. Any amounts remaining credited to the Participant’s Account on the Purchase Date shall be retained in the Participant’s Account and rolled forward to the next Purchase Period or Offering Period.

11. Interest on Payments.  No interest shall be paid on sums withheld from a Participant's pay for the purchase of Shares under this Plan unless otherwise determined necessary by the Administrator for Participants in the Non-423(b) Plan.

12. Rights as Stockholder.  A Participant will not be a stockholder with respect to Shares subject to the Participant’s Options issued under the Plan until the Shares are purchased pursuant to the Options and such Shares are transferred into the Participant's name on the Company’s books and records.

13. Options Not Transferable.  A Participant’s Options under this Plan may not be sold, pledged, assigned, or transferred in any manner. If a Participant sells, pledges, assigns or transfers his or her Options in violation of this Section 13, such Options shall immediately terminate, and the Participant shall immediately receive a refund of the amount then credited to the Participant’s Account.

14. Deemed Cancellations.

(a) Leave of Absence, Layoff or Temporarily Out of Continuous Employment.  Any Participant who is: (y) granted a paid leave of absence by the Participant's employer, or (z) otherwise temporarily not an Eligible Employee even though the Participant is still an employee of the Company or a Subsidiary (the date of any such event is referred to herein as the “Transition Date”), shall continue to be a Participant for a period no longer than 90 days after such Transition Date or, if longer, so long as the Participant's right to reemployment with his or her employer is guaranteed either by statute or Applicable Laws (but not beyond the last day of the Offering Period). Notwithstanding the foregoing and Section 8, the Participant will be treated as if he or she has withdrawn from the Plan pursuant to the provisions of Section 9 if the Participant has no pay or his or her pay is insufficient (after other authorized deductions) to make payroll deductions to the Plan during such period. If the Participant does not return from his or her leave of absence or otherwise become an Eligible Employee by the date that is 90 days from the Transition Date, his or her election to participate in the Plan shall be deemed to have been cancelled on the 91st day after the Transition Date, unless the Participant’s right to reemployment with his or her employer is guaranteed either by statute or Applicable Laws, in which case his or her election to participate in the Plan shall be deemed to have been cancelled on the 1st day after the date that the Participant’s right to reemployment with his or her employer is no longer guaranteed either by statute or Applicable Laws.

(b) Termination of Employment.  If a Participant resigns, is dismissed or transfers to a company other than the Company or a Designated Subsidiary, or if the entity that employs the Participant ceases to be a Designated Subsidiary, any outstanding Option held by the Participant shall immediately terminate, the Participant shall be withdrawn from the Plan and the Participant shall receive a refund of the amount then credited to the Participant's Account.

(c) Death of a Participant.  If a Participant dies, any outstanding Option held by the Participant shall immediately terminate and the Participant shall be withdrawn from the Plan. As soon as administratively practicable after the Participant’s death, the Shares purchased or, as applicable, the amount then credited to the Participant’s Account shall be remitted to the executor, administrator or other legal representative of the Participant’s estate or, if the Administrator permits a beneficiary designation, to the beneficiary or beneficiaries designated by the Participant if such designation has been filed with the Company or the Company’s designee before such Participant’s death. If such executor, administrator or other legal representative of the Participant’s estate has not been appointed (to the knowledge of the Company) or if the beneficiary or beneficiaries are no longer living at the time of the Participant’s death, the Company, in its discretion, may deliver the outstanding Account balance to the spouse or to any one or more dependents or relatives of the Participant or to such other person as the Company may designate.

15. Application of Funds.  All funds received by the Company in payment for Shares purchased under this Plan and held by the Company at any time may be used for any valid corporate purpose. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

16. No Employment/Service Rights.  Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Administrator, nor any provision of the Plan itself, shall be construed so as to grant any person the right to remain in the employ of the Company or any Subsidiary for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

17. Change in Control.  In the event of a Change in Control, all outstanding Options under the Plan shall automatically be exercised immediately prior to the consummation of such Change in Control by causing all amounts credited to each Participant’s Account to be applied to purchase as many Shares pursuant to the Participant’s Option as possible at the Purchase Price Per Share, subject to the limitations of Sections 3 and 5. The Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of a Change in Control and Participants shall, following the receipt of such notice, have the right to terminate their outstanding Options prior to the effective date of such Change in Control.

18. Acquisitions and Dispositions.  The Administrator may, in its sole and absolute discretion and in accordance with principles under Code Section 423, create special Offering Periods for individuals who become Eligible Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and, notwithstanding Section 14(b), may provide for special purchase dates for Participants who will cease to be Eligible Employees solely in connection with the disposition of all or a portion of any Designated Subsidiary or a portion of the Company, which Offering Periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Administrator considers appropriate in the circumstances.

19. Automatic Termination of Offering Period.  Should the Fair Market Value on any Purchase Date within an Offering Period be less than the Fair Market Value on the Offering Date, then that Offering Period shall automatically terminate immediately after the purchase of Shares on such Purchase Date, and a new Offering Period shall commence on the next business day following such Purchase Date. The new Offering Period shall have a duration equal to the duration of the Offering Period that was just terminated or such other duration as is established by the Administrator.

20. Commencement of Plan.  This Plan as set forth herein adopted by the Board on April , 2019 shall become effective upon its approval by the Company’s stockholders and shall apply to all Offering Periods beginning after such date.

21. Government Approvals or Consents.  This Plan and any offering and sales of Shares or delivery of Shares under this Plan to Eligible Employees under it are subject to any governmental or regulatory approvals or consents that may be or become applicable in connection therewith.

22. Plan Amendment; Plan Termination.

(a) The Board may from time to time amend or terminate the Plan in any manner it deems necessary or advisable; provided, however, that no such action shall adversely affect any then outstanding Options under the Plan unless such action is necessary or desirable to comply with Applicable Laws or is necessary to assure that the Company will not recognize, for financial accounting purposes, any additional compensation expense in connection with the Shares offered for purchase under the Plan, should the financial accounting rules applicable to the Plan be revised; and provided, further, that no such action of the Board shall be effective without the approval of the Company’s stockholders if such approval is required by Applicable Laws.

(b) Without stockholder approval and without regard to whether any Participant’s rights may be considered to have been “adversely affected,” the Board shall be entitled to, in addition to, and without limitation with respect to, what is permitted pursuant to Section 22(a), cancel or change Purchase Periods or Offering Periods, limit the frequency and/or number of changes in the amount withheld during a Purchase Period or Offering Period, change or establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Eligible Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

(c) Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) June 6, 2029, (ii) the date on which all Shares available for issuance under the Plan shall have been sold pursuant to Options exercised under the Plan, or (iii) the date on which all Options are exercised in connection with a Change in Control.

(d) Upon the termination of the Plan, any balance in a Participant’s Account shall be refunded to him or her as soon as practicable thereafter.

23. Governing Law.  The Plan shall be governed by, and construed in accordance with the laws of the State of New York (except its choice-of-law provisions) and applicable U.S. federal laws.

Appendix D

Proposed Amendment to Article IV of the Fourth Amended and Restated Certificate of Incorporation

ARTICLE IV

CAPITAL STOCK

A.      CLASSES OF STOCK. The total number of shares of stock which the Corporation shall have authority to issue is ~~one~~two hundred and five million (~~1~~205,000,000), consisting of five million (5,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), and ~~one~~two hundred million (~~1~~200,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"). The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

D-1

ANNUAL MEETING OF STOCKHOLDERS OF

LIVEPERSON, INC.

June 6, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, proxy statement and proxy card, as well as our Annual Report on Form 10-K for the year ended December 31, 2018, are available at http://shareholdermaterial.com/LPSN

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230303030300000000 6 060619

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEE:

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

○ Jill Layfield
○ William G. Wesemann

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE **"FOR"** THE DIRECTOR NOMINEES LISTED HEREIN, AND A VOTE **"FOR"** PROPOSALS 2, 3, 4, 5 AND 6. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

LIVEPERSON, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, JUNE 6, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIVEPERSON, INC.

The undersigned stockholder of LivePerson, Inc. (the "Company") revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 6, 2019 and the Proxy Statement, and appoints Robert P. LoCascio, Chief Executive Officer, Christopher E. Greiner, Chief Financial Officer and Monica L. Greenberg, Executive Vice President, Business Affairs and General Counsel, and each of them, the Proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Eastern Daylight time) on June 6, 2019 at the offices of LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, NY 10018, Tel (212) 609-4200 (the "Annual Meeting") and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

(Continued, and to be dated and signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

LIVEPERSON, INC.

June 6, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, proxy statement and proxy card, as well as our Annual Report on Form 10-K for the year ended December 31, 2018 are available at http://shareholdermaterial.com/LPSN

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20230303030300000000 6 060619

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEE:

☐ FOR ALL NOMINEES — ○ Jill Layfield
○ William G. Wesemann

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE **"FOR"** THE DIRECTOR NOMINEES LISTED HEREIN, AND A VOTE **"FOR"** PROPOSALS 2, 3, 4, 5 AND 6. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.